UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.             )

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Saul Centers, Inc.
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-6522
(301) 986-6200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 3, 2019

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of SAUL CENTERS, INC., a Maryland corporation (the “Company”), will be held at 11:00 a.m. local time, on May 3, 2019, at the Hyatt Regency Bethesda, One Bethesda Metro Center, Bethesda, MD (at the southwest corner of Wisconsin Avenue and Old Georgetown Road intersection, adjacent to the Bethesda station on the Metro Red Line), for the following purposes:

1.	To elect three directors to serve until the annual meeting of stockholders in 2022, or until their successors are duly elected and qualified.

2.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

3.	To approve amendments to our 2004 Stock Plan.

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Common stockholders of record at the close of business on March 1, 2019 will be entitled to notice of and to vote at the annual meeting or at any adjournment thereof. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting.

Stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU NOW PLAN TO ATTEND THE MEETING, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY CARD FOR WHICH A POSTAGE PAID RETURN ENVELOPE IS PROVIDED. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person. It is important that your shares be voted.

By Order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

March 22, 2019
Bethesda, Maryland

 IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 3, 2019
The 2019 Proxy Statement and 2018 Annual Report to Stockholders are available at www.saulcenters.com

7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-5522
(301) 986-6200

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
MAY 3, 2019

GENERAL

This Proxy Statement is furnished by the Board of Directors (which we sometimes refer to as the “Board”) of Saul Centers, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of proxies to be voted at the annual meeting of stockholders to be held on May 3, 2019, and at any adjournment or adjournments thereof, for the purposes set forth in the accompanying notice of such meeting. All common stockholders of record at the close of business on March 1, 2019 will be entitled to vote.
Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted for the Proposals set forth in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, (ii) by presentation at the annual meeting of a subsequent proxy executed by the person executing the prior proxy, or (iii) by attendance at the annual meeting and voting in person.
Votes cast in person or by proxy at the annual meeting will be tabulated, and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter (broker non-votes), those shares will be considered as present for purposes of determining the presence or absence of a quorum.
For Proposal 1, the three nominees for director who receive the most votes will be elected. If a stockholder indicates “withhold authority to vote” for a particular nominee on the stockholder’s proxy card, the stockholder’s vote will not count either for or against the nominee. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 1. For Proposal 2, the affirmative vote of a majority of the votes cast on the proposal is required to ratify the appointment of the Company’s independent registered public accounting firm. Any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote for Proposal 2. For Proposal 3, a majority of the votes cast on the proposal is required to approve amendments to the 2004 Stock Plan, provided that the total vote cast on the proposal represents a majority of the shares of common stock of the Company, $0.01 per value per share ("Common Stock"), outstanding as of the record date. For Proposal 3, any shares not voted as a result of an abstention or a broker non-vote will effectively be treated as a vote against the proposal, unless holders of a majority of the shares of Common Stock outstanding as of the record date cast votes, in which event a broker non-vote will have no impact on the vote.
Solicitation of proxies will be primarily by mail. However, directors and officers of the Company also may solicit proxies in person, by telephone, by email, by mail, by facsimile, through press releases issued by the Company, or through postings on the Company's website. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokering houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. It is anticipated that this Proxy Statement and the enclosed proxy card first will be mailed to common stockholders on or about March 22, 2019. Proxy materials are also available at www.saulcenters.com.
As of the record date, March 1, 2019, 22,749,334 shares of Common Stock were issued, outstanding and eligible to vote. Each share of Common Stock entitles the holder thereof to one vote on each of the matters to be voted upon at the annual meeting. Holders of depositary shares representing interests in preferred stock are not entitled to receive notice of, and to vote at, the annual meeting. As of the record date, officers and directors of the Company had the power to vote approximately 45.6% of the issued and outstanding shares of Common Stock. The Company’s officers and directors have advised the Company that they intend to vote their shares of Common Stock in favor of the Proposals set forth in this Proxy Statement.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING
The Company will present the following proposals at the annual meeting. The Company has described in this proxy statement all the proposals that it expects will be made at the annual meeting. If a stockholder or the Company properly presents any other proposal to the meeting after March 22, 2019, the Company will, to the extent permitted by applicable law, use the stockholder’s proxies to vote shares on the proposal in the Company’s best judgment.

1.	Election of Directors
The Articles of Incorporation of the Company ("Articles") and the Amended and Restated Bylaws of the Company as amended (“Bylaws”), provide that there shall be no fewer than three, nor more than 15 directors, as determined from time to time by the directors in office. The Board of Directors of the Company currently consists of 11 directors divided into three classes with staggered three-year terms. The term of each class expires at the annual meeting of stockholders, which is expected to be held in the spring of each year. Each director elected at the annual meeting of stockholders in 2019 will serve until the annual meeting of stockholders in 2022 or until his replacement is elected and qualifies or until his earlier resignation or removal.
The nominees for election to the Board of Directors are:
George P. Clancy, Jr.
J. Page Lansdale
Andrew M. Saul II
Each of the nominees is presently a member of the Board of Directors and has consented to serve as a director if re-elected. More detailed information about each of the nominees is available in the section of this proxy statement titled “The Board of Directors,” which begins on page seven. If any of the nominees cannot serve for any reason (which is not anticipated), the Board of Directors, upon recommendation of its Nominating and Corporate Governance Committee, may designate a substitute nominee or nominees. If a substitute is nominated, the Company will vote all valid proxies for the election of the substitute nominee or nominees. The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, may also decide to leave the board seat or seats open until a suitable candidate or candidates are located, or it may decide to reduce the size of the Board. Proxies for the annual meeting may not be voted for more than three nominees.
The Board of Directors, upon recommendation of the Nominating and Corporate Governance Committee, unanimously recommends that you vote FOR these directors.
2.    Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2019
The Audit Committee of the Board has appointed Deloitte & Touche LLP ("Deloitte") as the Company's independent registered public accounting firm for the year ending December 31, 2019.
Services provided to the Company by Deloitte in 2018 are described under “2018 and 2017 Independent Registered Public Accounting Firm Fee Summary” on page 26.
Stockholder ratification of the appointment of Deloitte as the Company’s independent registered public accounting firm for 2019 is not required by the Articles, Bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain the firm. In such event, the Audit Committee may retain Deloitte, notwithstanding the fact that the stockholders did not ratify the selection, or select another accounting firm without re-submitting the matter to the stockholders. Even if the selection is ratified, the Audit Committee reserves the right at its discretion to select a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Deloitte will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.
The Board of Directors, upon recommendation of the Audit Committee, unanimously recommends that you vote FOR the ratification of Deloitte as the Company’s independent registered public accounting firm for 2019.

3.    Approval of Amendments to 2004 Stock Plan
General.  Our Board of Directors adopted amendments to the Saul Centers, Inc. 2004 Stock Plan, as amended, which we refer to as the Plan, on March 14, 2019 subject to the approval of our stockholders of such amendments. The Board of Directors is recommending the amendments to the Plan to our stockholders for approval.
The amendments to the Plan requiring stockholder approval are as follows:

•	increasing the number of shares of Common Stock that are issuable under the Plan to a total of 3,400,000 from the existing limit of 2,200,000; and

•	extending the termination date of the Plan to 2029 from 2023.
In addition, certain ministerial changes were made to the Plan.
If a majority of the stockholders do not approve the proposed amendments to the Plan, the amendments will not become effective, and the Plan will continue to be administered in accordance with its current provisions without amendment.
Historical Information. The Plan was originally adopted by the Board of Directors, which we refer to as the Board, on March 3, 2004 and approved by the Company’s stockholders on April 23, 2004. The Plan was subsequently amended by the Board and approved by the Company’s stockholders on each of April 25, 2008 and May 10, 2013. Since the inception of the Plan, we have made equity awards under the Plan to our employees and directors ranging from vice presidents to our Chairman and Chief Executive Officer.
The last reported sale price on the NYSE on March 13, 2019 for the Common Stock was $50.23 per share.
Reasons for Amending the Plan
The Compensation Committee considers the Plan an important element of compensation for our employees, directors and consultants and believes that the Plan aligns the personal interests of employees, directors and consultants to those of the Company’s stockholders. As of the date of this proxy statement, the Company has depleted the shares of Common Stock available for issuance under the Plan. Unless the Plan is amended to increase the number of shares that may be issued pursuant to option and stock awards, the Company will no longer be able to utilize the Plan to further its compensation goals.
After carefully considering our historical equity compensation practices and forecasting our anticipated equity needs, we believe that the additional 1,200,000 shares will be sufficient for at least four years’ worth of equity grants under our current compensation program. Additionally, we believe that our equity granting practices have been maintained at a reasonable level, and we do not believe that the proposed increase in the share reserve would be unduly dilutive to shareholders.
Summary of Plan
What is the Company’s 2004 Stock Plan?
The purpose of the Plan is to promote the growth and success of the Company by aligning the personal interests of employees, directors and consultants to those of the Company’s stockholders.
Set forth below is a summary of some of the material terms of the Plan, amended as proposed. For a more complete description, however, you should read the Plan document, a copy of which is attached hereto as Annex A. The proposed amendments to the Plan are highlighted in Annex A.
Who administers the Plan?
The Compensation Committee of the Board is responsible for administering the Plan and taking all action authorized by the Plan or reasonably necessary to carry out its purposes. The Compensation Committee has sole authority to select employees, directors and consultants to whom awards are granted, to determine the size and type of award and to determine the terms and conditions of such awards in a manner consistent with the Plan. The Compensation Committee is authorized to interpret the Plan and its decisions, determinations and interpretations are final and binding.
What type of awards can be made under the Plan?
Awards under the Plan consist of options to purchase Common Stock. Additionally, directors of the Company may receive stock awards under the Plan. The recipient of an award is referred to as a “participant.”

Who is eligible to receive an award under the Plan?
Under the Plan, all directors, consultants, and employees of the Company or an “affiliate” are eligible to receive option awards. We estimate that there are currently approximately 11 directors and approximately 25 employees potentially eligible to receive awards under the Plan. An affiliate is (i) any “subsidiary corporation” or “parent corporation” of the Company, or (ii) an entity in which the Company or any of its affiliates have a material equity interest. A subsidiary corporation is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last in the chain) owns stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in the chain. A parent corporation is any corporation (other than the Company) in an unbroken chain of corporations ending with the Company that owns at least fifty percent (50%) of the total combined voting power of classes of stock in one of the other corporations in the chain. Additionally, directors of the Company are eligible to receive stock awards under the Plan.
How many shares of Common Stock are available under the Plan?
If the Plan is amended as proposed, the maximum number of shares of Common Stock that may be issued would be 3,400,000 shares. This cap would apply to all types of awards that are granted under the Plan.
Option Awards. In addition to the Plan limit noted above, no individual is permitted to receive awards of stock options representing more than 100,000 shares of Common Stock in any one calendar year. For incentive stock options, under the proposed amendments, in no event will more than 2,000,000 shares be issued upon exercise of incentive stock options (unchanged from the current limit).
Adjustments. The maximum number of shares available for option and stock awards and the calendar year option award limit are subject to adjustment without stockholder approval in the event of a change in corporate capitalization, such as a reorganization, reclassification, stock split, stock dividend, or merger. In the event of a lapse, expiration, termination, forfeiture or cancellation of any option or stock award granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such option or stock award may be used again for new grants of options or stock awards, respectively, for future Plan grants. In addition, shares issued under an option or stock award that are withheld or surrendered to pay withholding taxes or in full or partial payment of the exercise price of an option are added to the aggregate shares of Common Stock available for issuance under the Plan.
What are the terms of the awards under the Plan?
Option Awards. The terms and conditions of each option award, including the exercise price, are established at the time of the award. The options that may be granted under the Plan may either be “incentive stock options” intended to qualify under Section 421 of the Code or non-qualified stock options. Incentive stock options may only be granted to an employee of the Company or an employee of a subsidiary or parent corporation. Options granted under the Plan will have an exercise price of not less than the fair market value on the date of grant, except that in the case of an incentive stock option granted to a participant who is deemed to be a ten percent owner of the Company or a ten percent owner of a subsidiary or parent corporation (in either case, a “10% Owner”), the exercise price of such option cannot be less than 110% of the common stock’s fair market value on the date of grant. No participant may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000).
Without approval of the stockholders of the Company, the Compensation Committee may not cancel an outstanding option with an option price above the then fair market value of shares covered by the option and issue replacement options. This limitation, however, does not prevent adjustments resulting from stock dividends, stock splits, reclassifications of stock or similar events.
Option award vesting schedules and exercise periods are determined by the Compensation Committee. Options are only exercisable to the extent vested. If a participant ceases continuous service as an employee, director or consultant while holding an exercisable option, other than by reason of death or disability or a termination for cause, the option will generally terminate if not exercised within the ninety (90) day period following such termination (or, if earlier, the expiration date of the option under the terms of the option agreement). The right to exercise an option will expire immediately upon termination if the termination is for cause (as defined under the Plan or in an applicable employment or services agreement). Upon a termination of service due to the participant’s death or disability, the option exercise period will end on the earlier of the first anniversary of the termination of service or the expiration date of the option. Options granted under the Plan may not expire later than ten (10) years after the date of grant (or later than five (5) years after the grant date for incentive stock options granted to a 10% Owner).

Except as determined by the Compensation Committee and set forth in an option agreement, accelerated vesting automatically occurs in the case of a “change in control” of the Company. Subject to certain exceptions, a change in control occurs when (i) a person acquires beneficial ownership of 20% or more of the outstanding Common Stock or the combined voting power of then outstanding voting securities, (ii) a change in the composition of the Board compared to its composition as of the date of the adoption of the Plan, (iii) approval by the stockholders of the Company of a merger, reorganization or sale of, or other disposition of all or substantially all the assets of, the Company, or (iv) the approval of the stockholders of the Company of a complete dissolution or liquidation of the Company.
If the Company is merged or consolidated and the Company is not the surviving corporation, or if the Company is liquidated or sells substantially all of its assets to another corporation (a “corporate event”), and the Plan is not continued and there is no assumption or substitution of outstanding Plan options in connection with the corporate event, then all outstanding options under the Plan will be automatically canceled as of the date of the corporate event, subject, however, to the condition that participants are permitted to exercise such options during the thirty day period prior to the corporate event, without any vesting or other limitation. If the exercise of options during the before-described thirty-day exercise period would result in a violation of federal securities laws, each participant is to be paid a cash amount equal to the difference between the fair market value of the common stock underlying the option and the exercise price. The Compensation Committee has discretion to cancel an option if the foregoing acceleration of vesting (or the cash payment in settlement of the option) would result in an excess parachute payment for purposes of Section 280G of the Code.
Full payment for shares purchased upon exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise. In the discretion of the Compensation Committee, payment may be made (i) in cash, (ii) through the surrender of previously-acquired shares held at least six months by the participant or through withholding by the Company of shares otherwise issuable upon exercise of the option if the participant holds an equivalent number of previously-acquired shares that have been held for at least six months, or (iii) through a broker-assisted sale of shares issuable upon exercise of the option. A participant may satisfy his or her tax withholding obligations by (i) cash payment, (ii) surrendering shares previously acquired by the participant, (iii) by having the Company withhold shares of Common Stock otherwise deliverable under the Plan, or (iv) by having funds withheld from payments of wages, salary or other cash compensation due the participant. The Compensation Committee is authorized to establish a default form of payment for tax withholding purposes.
No participant shall have any rights as a stockholder with respect to shares subject to an option until the participant exercises the option and the certificate for the shares has been issued by the Company.
Stock Awards. Stock awards consist of either a grant of shares of Common Stock or shares of phantom stock. Each share of phantom stock is equivalent in value to a share of Common Stock. The Compensation Committee has absolute discretion to determine the terms and conditions of stock awards. The Compensation Committee has also established a deferred compensation program under which fees payable by the Company to directors may be deferred in the form of a stock award under the Plan.
Have Directors and Executive Officers received awards under the Plan?

Set forth below are amounts of options granted under the 2004 Stock Plan to:

Name	Number of Options
B. Francis Saul II, Chairman and Chief Executive Officer	37,500
J. Page Lansdale, President and Chief Operating Officer, Director Nominee	192,500
Christopher H. Netter, Senior Vice President - Leasing	195,000
Scott V. Schneider, Senior Vice President - Chief Financial Officer	195,000
John F. Collich, Senior Vice President -Acquisitions and Development	195,000
All other current executive officers as a group	275,000
All current directors who are not executive officers nor a Director Nominee, as a group	157,500
George P. Clancy, Jr., Director Nominee	17,500
Andrew M. Saul II, Director Nominee	10,000
All employees, including all current officers who are not executive officers, as a group	454,000

All future awards under the Plan will be discretionary and therefore are not determinable at this time.

Under what circumstances will the Plan terminate?
The Board may terminate the Plan at any time and for any reason or for no reason, except that such termination may not impair any right of a holder of an outstanding award. Under the proposed amendments, the Plan will automatically terminate ten years after the date the Plan as amended is adopted by the Board (subject to the approval of the proposed amendments by the stockholders). Under the Plan’s current terms, the Plan would terminate on March 6, 2023.
Who can amend the plan?
The Board can amend the Plan, provided, however, that stockholder approval is required in the case of (i) an amendment that increases the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) a change in the class of employees eligible to receive incentive stock options, and (iii) to the extent stockholder approval is required for any amendment by the terms of any applicable law, regulation or rule, including without limitation, the applicable rules of the New York Stock Exchange (NYSE).
Are the rights awarded under the Plan transferable?
Awards granted under the Plan are generally not transferable, except by will or the laws of descent and distribution. The Compensation Committee in its discretion may authorize the assignment or transfer of nonqualified stock options and stock awards.
Federal Income Tax Consequences
The tax consequences of options granted under the Plan depend upon the type of option granted and, if the option is to an executive officer, whether the option qualifies as performance-based compensation under Section 162(m) of the Code.
Non-Qualified Stock Options. The recipient of non-qualified stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of non-qualified stock options when the stock options are exercised. The difference between the exercise price of the option and the fair market value of the stock purchased on the exercise date is taxed as ordinary income. Thereafter, the tax basis for the acquired stock is equal to the amount paid for the stock plus the amount of income recognized by the recipient upon exercise. The Company will be eligible for a tax deduction equal to the amount of income realized by the option recipient on the exercise date.
Incentive Stock Options. Federal income taxes are generally not imposed upon either the grant or the exercise of incentive stock options; taxes are imposed only when the shares of stock from exercised options are disposed of, by sale or otherwise. The amount by which the fair market value of the stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the stock until more than one year after the receipt of the stock and two years after the option was granted, then, upon sale or disposition of the stock, the difference between the exercise price and the market value of the stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the stock for the minimum required time, at the time of the sale or disposition of the stock, taxes will be assessed on the gain as ordinary income. The Company will not be eligible for a tax deduction for incentive stock options which are taxed to a recipient as capital gains; however, the Company will be eligible for a tax deduction if the sale of the stock does not qualify for capital gains tax treatment.
Section 162(m) Limitations. Compensation of persons who are “covered employees” is subject to the tax deduction limits of Section 162(m) of the Code. Prior to the enactment of the Tax Cuts and Jobs Act, which we refer to as the TCJA, on December 22, 2017, awards that qualified as “performance-based compensation” were exempt from Section 162(m), thereby permitting us to claim the full federal tax deduction otherwise allowed for such compensation. This exception was eliminated by the TCJA. However, pending further guidance, this exception may still be available under state law allowing us to claim the full state deduction otherwise allowed for such compensation. In addition, the TCJA includes a transition rule under which the change described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, our Compensation Committee may avail itself of this transition rule.
Stock Awards. Stock awards granted to directors generally result in taxable income equal to the fair market value of the stock when it is delivered by the Company. The Company will take a tax deduction equal to the amount of income realized.
The Board of Directors unanimously recommends that you vote FOR the adoption of the amendments to the 2004 Stock Plan.

THE BOARD OF DIRECTORS
The following table and biographical descriptions set forth for each nominee and director, the name, age, principal occupations and directorships held during at least the past five years for each nominee and director, directorships held within the last five years and the positions they currently hold with the Company. The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board that such person should serve as a director of the Company. The biographical description of each director who is not standing for election includes the specific experience, qualifications, attributes and skills that the Board would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The information is as of March 1, 2019, except for the information related to Willoughby B. Laycock, which is as of March 14, 2019.

Name	Age	Principal Occupation and Directorships
Class Two Directors-Term Ends at 2022 Annual Meeting (if elected)

George P. Clancy, Jr.	75
Director since March 2012. Mr. Clancy is a retired Executive Vice President and Mid-Atlantic Region Market President of Chevy Chase Bank, a division of Capital One, N.A. Mr. Clancy has extensive experience in banking, which includes serving as President and Chief Operating Officer of the Riggs National Corporation* and President and Chief Executive Officer of Signet Bank, N.A.* He serves on the board of directors and the audit committee of ASB Capital Management, LLC, Chevy Chase Trust Company, Washington Gas Light Company and WGL Holdings.* Mr. Clancy also serves on the board of directors of Catholic Charities and the Mary and Daniel Loughran Foundation.

Through these experiences, Mr. Clancy contributes public company, real estate, finance, governance and leadership experience to the Board.

J. Page Lansdale	61
President and Chief Operating Officer since May 2014 and Director since June 2014. Executive Vice President - Real Estate from September 2012 to May 2014. Senior Vice President of the Company from 2009 to 2012. Director of B. F. Saul Company since 2014. Trustee of the B. F. Saul Real Estate Investment Trust since 2014. Beginning in 1990, Mr. Lansdale held various positions with Chevy Chase Bank, F. S. B., including most recently Senior Vice President of Corporate Real Estate from 2004 to 2009.
Through these experiences, Mr. Lansdale contributes public company, real estate, design, development and construction and leadership experience to the Board.

Andrew M. Saul II	53
Director since June 2014. Mr. A. M. Saul II is the Chief Executive Officer and co-founder of Genovation Cars. Director of B. F. Saul Company since 2013. Trustee of B. F. Saul Real Estate Investment Trust since 2014. Mr. A. M. Saul II earned a degree in Economics and History from Villanova University and an MBA from the University of Maryland. Mr. A.M. Saul II is the son of the Company’s Chairman and Chief Executive Officer, B. Francis Saul II, and the uncle of Willoughby B. Laycock, a member of the Board.
Through these experiences, Mr. A. M. Saul II contributes innovation and leadership experience to the Board.

Name	Age	Principal Occupation and Directorships
Class One Directors-Term Ends at 2021 Annual Meeting

Philip D. Caraci	80
Vice Chairman since March 2003, Director since June 1993.  President from 1993 to March 2003. Senior Vice President and Secretary of the B. F. Saul Real Estate Investment Trust from 1987 to 2003. Executive Vice President of the B. F. Saul Company from 1987 to 2003, with which he had been associated since 1972. President of B. F. Saul Property Company from 1986 to 2003. Trustee of the B. F. Saul Real Estate Investment Trust*.

Through these experiences, Mr. Caraci contributes real estate expertise and familiarity with the Company’s business to the Board.

Willoughby B. Laycock	31
Director since March 2019. Vice President, Residential Development since May 2018. Assistant Vice President, Residential Marketing from 2016 through 2018. Ms. Laycock previously worked as a financial analyst at Dalton Investments and Davis Advisors. Ms. Laycock earned a degree in Psychology from Princeton University and an MBA from Columbia University, in its Value Investing Program. Ms. Laycock is the granddaughter of the Company's Chairman and Chief Executive Officer, B. Francis Saul II, and the niece of Andrew M. Saul II, a member of the Board.
Through these experiences, Ms. Laycock contributes financial acumen and multi-family marketing and development experience to the Board.

Earl A. Powell III	75
Director since March 2018.  Director of the National Gallery of Art since 1992. Director of ASB Capital Management, LLC and Chevy Chase Trust Company. Director of the Los Angeles County Museum of Art from 1980 through 1992. Curator at the National Gallery of Art from 1976 through 1980. Assistant Professor of Art History at the University of Texas from 1974 through 1976. Serves as the chairman of the U. S. Commission of Fine Arts. Serves as trustee of the American Federation of the Arts, the Morris and Gwendolyn Cafritz Foundation, the John F. Kennedy Center for the Performing Arts, the Norton Simon Museum, the National Trust for Historic Preservation and the White House Historical Association. Served as an officer in the U. S. Navy from 1966 to 1969.
Through these experiences, Mr. Powell contributes leadership, management and governance expertise to the Board.

Mark Sullivan III	77
Director since April 2008, previously served as Director from 1997 through 2002. U.S. Executive Director of the European Bank for Reconstruction and Development from 2002 to April 2008. Attorney representing financial service providers from 2000 to 2002. President of the Small Business Funding Corporation, a company providing a secondary market facility for the purchase and securitization of small business loans from 1996 to 1999. Practiced law in Washington, DC, advising senior management of financial institutions on legal and policy matters from 1989 to 1996. Director of The Baltic American Freedom Foundation, where he is Chairman of the Audit Committee.

Through these experiences, Mr. Sullivan III contributes financial and legal expertise to the Board.

Name	Age	Principal Occupation and Directorships
Class Three Directors-Term Ends at 2020 Annual Meeting

B. Francis Saul II	86
Chairman, Chief Executive Officer and Director since June 1993. Chairman of the Board of Directors and Chief Executive Officer of the B. F. Saul Company since 1969. Chairman of the Board of Trustees and Chief Executive Officer of the B. F. Saul Real Estate Investment Trust* since 1969 and a Trustee since 1964. Chairman of the Board of Chevy Chase Trust Company and ASB Capital Management, LLC. Chairman of the Board and Chief Executive Officer of Chevy Chase Bank, F.S.B.* from 1969 to 2009. Member of National Gallery of Art Trustees Council. Trustee Emeritus of the National Geographic Society, Trustee Emeritus of the Johns Hopkins Medicine Board and an Honorary Trustee of the Brookings Institution.
Mr. B. Francis Saul II is the father of Mr. Andrew M. Saul II and the grandfather of Ms. Willoughby B. Laycock, each of whom serve on the Board.

Through these experiences, Mr. B. Francis Saul II contributes leadership, real estate, governance and financial experience, as well as familiarity with the Company’s business, to the Board.

John E. Chapoton	82
Director since October 2002. Partner, Brown Investment Advisory since 2001. Partner in the law firm of Vinson & Elkins LLP from 1984 to 2000. Assistant Secretary of Treasury for Tax Policy 1981 to 1984. Former director of StanCorp Financial Group, Inc.*

Through these experiences, Mr. Chapoton contributes investment, legal, public policy and public company experience to the Board.

H. Gregory Platts	71
Director since March 2012. Mr. Platts retired from the National Geographic Society in 2011 after a 31-year career. He had been Senior Vice President and Treasurer since 1991, responsible for all investment and banking activities. Prior to joining the National Geographic Society in 1980, Mr. Platts served as a trust investment officer with the First American Bank in Washington, DC from 1972 to 1978. Mr. Platts currently serves on the boards of B. F. Saul Real Estate Investment Trust, ASB Capital Management, LLC, Chevy Chase Trust Company, the Center for the Study of the Presidency and Congress, the Walter A. Bloedorn Foundation, Washington National Monument Society and the Hattie M. Strong Foundation. He also serves on the audit committee of ASB Capital Management, LLC and Chevy Chase Trust Company. He is an emeritus board member of Decatur House, a National Trust property. He has served as a director and president of the Washington Society of Investment Analysts and chairman of the American Red Cross Blood Services Mid-Atlantic Region.

Through these experiences, Mr. Platts contributes finance, leadership, governance and public policy experience to the Board.

John R. Whitmore	85
Director since June 1993. Financial Consultant. Senior Advisor to the Bessemer Group, Inc. from 1999 to 2002. Formerly President and Chief Executive Officer of the Bessemer Group and its Bessemer Trust Company subsidiaries (a financial management and banking group) and director of Bessemer Securities Corporation from 1975 to 1998. Director of Old Westbury Funds, Inc.* Trustee of the B. F. Saul Real Estate Investment Trust*. Former director of Chevy Chase Bank, F.S.B.*

Through these experiences, Mr. Whitmore contributes finance and public company experience to the Board.

*
Directorship in a publicly held company (i.e., a company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of Section 15(d) of the Exchange Act) or a company registered as an investment company under the Investment Company Act of 1940 during all or part of the time such person was a director of such company.

CORPORATE GOVERNANCE
Board of Directors
General. The Company is currently managed by an 11-member Board of Directors. The Board has adopted a set of corporate governance guidelines, which, along with the written charters for the Board committees described below, provide the framework for the Board’s governance of the Company. The corporate governance guidelines are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests them. The Company has also adopted an ethical conduct policy that includes provisions ranging from legal compliance to conflicts of interest. All employees and directors are subject to this code. A copy of the Company’s ethical conduct policy is available on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.
Independence and Composition. The Articles and the NYSE listing standards each require that a majority of the Board of Directors be “independent directors,” as defined in the Articles and the NYSE listing standards.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that Messrs. Caraci, Chapoton, Clancy, Platts, Powell III and Sullivan III, representing a majority of the Board of Directors, are “independent directors” as defined in the NYSE listing standards and the Articles. The Board made its determination based on information furnished by all directors regarding their relationships with the Company and research conducted by management. In addition, the Board consulted with the Company’s counsel to ensure that the Board’s determination would be consistent with all relevant securities laws and regulations as well as the NYSE listing standards.
Leadership Structure. Currently, Mr. B. Francis Saul II serves as the Chairman of the Board of Directors and Chief Executive Officer of the Company, and we do not have a lead independent director. At this time, the Board believes that the Company and its stockholders are best served by having Mr. B. Francis Saul II serve as Chairman and Chief Executive Officer.
Mr. B. Francis Saul II’s tenure as Chief Executive Officer since the Company’s formation, his more than 45 years of experience leading the Saul Organization and his significant ownership interest in the Company uniquely qualify him to serve as both Chairman and Chief Executive Officer. In addition, the Board believes that Mr. B. Francis Saul II’s combined role as Chairman and Chief Executive Officer promotes unified leadership and direction for the Board and executive management, and his knowledge of the Company’s properties and business operations makes it appropriate for him to lead Board discussions.
The Company does not have a lead independent director because the Board believes that it is currently best served without designating a single lead independent director. Six of the 11 current members of our Board are independent under the NYSE listing standards and the Articles and, as required by the NYSE listing standards, the Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors. In addition, the Board and each of these committees have complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. The Board also holds regularly scheduled executive sessions of only non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management.
Meetings and Attendance. The Board of Directors met five times during the year ended December 31, 2018. All of the directors currently serving on the Board of Directors, including the nominees, attended at least 75% of the aggregate total number of meetings of (i) the Board of Directors and (ii) the committees of the Board of Directors that he or she was eligible to attend. The corporate governance guidelines provide that it is the responsibility of individual directors to make themselves available to attend scheduled and special Board and committee meetings on a consistent basis. Nine of the 11 directors at the time of the 2018 annual meeting of stockholders were in attendance at that meeting.
In addition, non-management members of the Board of Directors met in executive session once and independent directors met in executive session once during the year ended December 31, 2018. Pursuant to our corporate governance guidelines, if the Chairman of the Board is not an officer of the Company, the Chairman of the Board presides at all executive sessions of the Board of Directors, except for executive sessions to discuss the compensation of the Company’s chief executive officer, which are chaired by the chairman of the Compensation Committee. If the Chairman is an officer of the Company, all executive sessions of the Board should be chaired by the chairman of the Nominating and Corporate Governance Committee. In 2018, Mr. Platts, as Chairman of the Nominating and Corporate Governance Committee, presided over the executive sessions.
Risk Oversight.    The Board is involved in risk oversight through direct decision-making authority with respect to significant matters and the general oversight of management by the Board and its committees. In particular, the Board administers its risk oversight function through (1) the review and discussion of regular reports from management, as well as auditors and other outside consultants, to the Board and its committees on the Company’s business, including risks that the

Company faces in conducting its business, (2) the required approval by the Board (or a committee thereof) of significant transactions and other decisions and (3) the direct oversight of specific areas of the Company’s business by the Compensation, Audit and Nominating and Corporate Governance Committees. The Board also relies on management to bring significant matters impacting the Company to its attention.
Pursuant to the Audit Committee’s charter, the Audit Committee is specifically responsible for reviewing with management, the independent auditor and the Company’s internal auditors any significant risks or exposures, discussing the guidelines and policies that govern the process by which the Company’s exposure to risk is assessed and managed by management and assessing the steps management has taken to minimize such risks to the Company.
While the Board believes its current leadership structure enables it to effectively oversee the Company’s management of risk, it was not the primary reason the Board of Directors selected its current leadership structure over other potential alternatives.
Interested Party Communications. The Board of Directors has adopted a process whereby interested parties can send communications directly to the directors. Any interested party wishing to communicate directly with the presiding director or with the non-management directors as a group, or with one or more directors, may do so in writing, by addressing their communication to the director or directors, c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522. All correspondence will be reviewed by the Company and forwarded to the director or directors.
Audit Committee
General. The Board of Directors has established an Audit Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves all audit services and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy of the Company’s internal control over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
Independence and Composition. The composition of the Audit Committee is subject to the independence and other requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated by the SEC thereunder, which is referred to as the Exchange Act, and the NYSE listing standards. From January 1, 2018, through May 11, 2018, Messrs. Clancy, Jackson, Noonan and Platts were the members of the Audit Committee with Mr. Clancy serving as Chairman. From May 12, 2018, through June 20, 2018, Messrs. Clancy, Noonan and Platts were the members of the Audit Committee with Mr. Clancy serving as Chairman. Effective June 28, 2018, Messrs. Caraci, Clancy and Platts became the members of the Audit Committee, with Mr. Clancy serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Audit Committee meet the audit committee composition requirements of the Exchange Act and the NYSE listing standards and that Messrs. Clancy and Platts are “audit committee financial experts” as that term is defined in the Exchange Act.
Meetings. The Audit Committee met eight times in the year ended December 31, 2018.

Nominating and Corporate Governance Committee
General. The Board of Directors has established a Nominating and Corporate Governance Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. As provided in the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee:

•
identifies and recommends to the Board of Directors individuals to stand for election and reelection to the Board at the annual meeting of stockholders and to fill vacancies that may arise from time to time;

•
develops and makes recommendations to the Board for the creation and ongoing review and revision of a set of effective corporate governance guidelines that promote the competent and ethical operation of the Company and any policies governing ethical business conduct of the Company’s employees or directors; and

•	makes recommendations to the Board of Directors as to the structure and membership of committees of the Board of Directors.
Selection of Director Nominees. The corporate governance guidelines provide that the Nominating and Corporate Governance Committee endeavor to identify individuals to serve on the Board who have expertise that is useful to the Company and complementary to the background, skills and experience of other Board members. The Nominating and Corporate Governance Committee’s assessment of the composition of the Board includes: (a) skills - knowledge of corporate governance, business and management experience and background, real estate experience and background, accounting experience and background, finance experience and background, and an understanding of regulation and public policy matters, (b) characteristics - ethical and moral standards, leadership abilities, sound business judgment, independence and innovative thought, and (c) composition - diversity, age and public company experience. The principal qualification for a director is the ability to act in the best interests of the Company and its stockholders. The Company's corporate governance guidelines provide that the Nominating and Corporate Governance Committee should, in determining the composition of the Board, include diversity as one of the many factors it considers. The Company does not have a formal policy on diversity, however, the Nominating and Corporate Governance Committee assesses its effectiveness in accounting for diversity, along with the other factors taken into account to identify director nominees, when it annually evaluates the performance of the Board of Directors.
The Nominating and Corporate Governance Committee also considers director nominees recommended by stockholders. In accordance with the Company’s Bylaws and the Exchange Act, any proposal from stockholders regarding possible director candidates to be elected at a future annual meeting or proposals for any other matters must be received by the Company at 7501 Wisconsin Avenue, Suite 1500E, Bethesda, Maryland 20814-6522, Attn: Secretary not less than 60 nor more than 90 calendar days before the first anniversary of the previous year’s annual meeting, provided, that in the event that the date of the upcoming annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary date, to be timely delivered, the proposal must be received not earlier than the 90th day prior to the upcoming annual meeting and not later than the close of business on the later of the 60th day prior to the upcoming annual meeting or the 10th day following the day on which public announcement of the date of the upcoming annual meeting is first made. The deadline for submissions of proposals for the 2020 annual meeting can be found under the section captioned “Proposals for Next Annual Meeting.”
Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act. In addition, any proposals must include the following:

•	the name and address of the stockholder submitting the proposal, as it appears on the Company’s stock transfer records, and of the beneficial owner thereof;

•	the number of shares of each class of the Company’s stock which are owned beneficially and of record by the stockholder and the beneficial owner;

•	the date or dates upon which the stockholder acquired the stock;

•	the reasons for submitting the proposal and a description of any material interest the stockholder or beneficial owner has in submitting the proposal; and

•
all information relating to the director nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a director nominee and to serving as a director if elected).

The Chairman of the Annual Meeting shall have the power to declare that any proposal not meeting these requirements is defective and shall be discarded.
The Nominating and Corporate Governance Committee evaluates director candidates recommended by stockholders in the same manner that it evaluates director candidates recommended by the directors or management.
Independence and Composition. The NYSE listing standards require that the Nominating and Corporate Governance Committee consist solely of independent directors. From January 1, 2018 through March 15, 2018, Messrs. Jackson and Noonan were the members of the Nominating and Corporate Governance Committee, with Mr. Jackson serving as Chairman. From March 16, 2018 through June 20, 2018, Messrs. Noonan and Platts were the members of the Nomination and Corporate Governance Committee, with Mr. Noonan serving as Chairman. Effective June 28, 2018, Messrs. Caraci and Platts became members of the Nomination and Corporate Governance Committee, with Mr. Platts serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Nominating and Corporate Committee are “independent directors,” as defined in the NYSE listing standards.
Meetings. The Nominating and Corporate Governance Committee met twice in the year ended December 31, 2018.
Compensation Committee
General. The Board of Directors has established a Compensation Committee, which is governed by a written charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it.
Processes and Procedures for Executive and Director Compensation Determinations.

•	Role of Compensation Committee. The Compensation Committee is responsible for:

◦	approving and evaluating the compensation plans, policies and programs for the Company’s officers;

◦	making recommendations to the Board with respect to the compensation of directors; and

◦	approving all awards to any officer under the Company’s stock option and equity incentive plans.
The Compensation Committee also serves as the administrator of the Company’s 2004 Stock Plan.

•
Role of Others in Compensation Determinations. The Compensation Committee considers the recommendations of the Chairman and Chief Executive Officer when determining the compensation of the directors and executive officers other than the Chairman and Chief Executive Officer. Neither the Compensation Committee nor the Company retains compensation consultants.

•
Delegation of Authority by the Committee. Although the Chairman and Chief Executive Officer may recommend to the Compensation Committee equity compensation awards for the executive officers other than the Chairman and Chief Executive Officer, the Compensation Committee approves the grant of all such awards to executive officers under the Company’s 2004 Stock Plan.

The Company’s executive compensation programs and philosophy are described in greater detail under the section entitled “Compensation Discussion and Analysis.”
Independence and Composition. The NYSE listing standards require that the Compensation Committee consist solely of independent directors. From January 1, 2018 through March 15, 2018, Messrs. Jackson and Noonan were the members of the Compensation Committee, with Mr. Jackson serving as Chairman. From March 16, 2018 through June 20, 2018, Messrs. Noonan and Platts were the members of the Compensation Committee, with Mr. Noonan serving as Chairman. Effective June 28, 2018, Messrs. Caraci and Platts became the members of the Compensation Committee, with Mr. Platts serving as Chairman.
The Board of Directors, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, has determined that all current members of the Compensation Committee are “independent directors,” as defined in the NYSE listing standards.
Meetings. The Compensation Committee met twice in the year ended December 31, 2018.

Executive Committee
General. The Board of Directors has established an Executive Committee. The Executive Committee, which is not governed by a written charter, has such authority as it is delegated by the Board of Directors and advises the Board of Directors from time to time with respect to such matters as the Board of Directors directs.
Independence and Composition. The Exchange Act and the NYSE listing standards do not require that the Executive Committee consist of any independent directors. Messrs. Caraci and B. Francis Saul II currently are the serving members of the Executive Committee, with Mr. B. Francis Saul II serving as Chairman.
Meetings. The Executive Committee did not meet during the year ended December 31, 2018.
Ethical Conduct Policy and Senior Financial Officer Code of Ethics
The directors, officers and employees of the Company are governed by the Company’s Ethical Conduct Policy. The Company’s Chairman and Chief Executive Officer, Senior Vice President-Chief Financial Officer, Treasurer and Secretary, Senior Vice President-Chief Accounting Officer, and Vice President-Controller are also governed by the Code of Ethics for senior financial officers. The Ethical Conduct Policy and the Code of Ethics are available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests them. Amendments to, or waivers from, a provision of the Ethical Conduct Policy or the Code of Ethics will be posted to the Company’s website within four business days following the date of the amendment or waiver.
Compensation Committee Interlocks and Insider Participation
Mr. Philip D. Caraci was an officer of the Company from 1993 until his retirement in 2003. None of the other current members of our Compensation Committee serves, or has in the past served, as one of our employees or officers. Two of the Company's executive officers, Mr. B. Francis Saul II and Ms. Christine N. Kearns, currently serve, and in the past year have served, as members of the Compensation Committee of Chevy Chase Trust Company, where Mr. B. Francis Saul II is an executive officer.
Compensation of Directors
Directors of the Company are currently paid an annual retainer of $20,000 and a fee of $1,200 for each Board or Committee meeting attended and are annually awarded 200 shares of the Company’s Common Stock. The shares are issued on the date of each annual meeting of stockholders to each director serving on the Board of Directors as of the record date of such meeting. In 2004, the Compensation Committee approved the automatic grant of options to purchase 2,500 shares of Common Stock to each of the directors of the Company, as of the date of each annual meeting of the Company’s stockholders beginning with the 2004 annual meeting. The options are immediately exercisable with an exercise price determined using the closing market price of the Company’s Common Stock on the date of award. In 2018, each director was awarded options to purchase 2,500 shares of Common Stock at an exercise price of $49.46 per share, representing the fair market value of the Company’s Common Stock on May 11, 2018. Directors from outside the Washington, D.C. area also are reimbursed for out-of-pocket expenses in connection with their attendance at meetings.
In addition, directors may elect to participate in the Deferred Compensation Plan discussed below. For the period March 1, 2018 through February 28, 2019 (the “2018 Period”), 6,147 shares were credited to the directors’ deferred fee accounts.

Director Compensation Table for 2018

The following table sets forth the compensation received by non-officer directors for the year ended December 31, 2018.

Name		Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation		Total
		(1)	(2)	(3)
Philip D. Caraci		$33,250	$9,892	$15,400	$—	$—	$100,000	(4)	$158,542
John E. Chapoton		26,000	9,892	15,400	—	—	—		51,292
George P. Clancy, Jr.		41,800	9,892	15,400	—	—	—		67,092
Philip C. Jackson, Jr.	(5)	18,450	—	—	—	—	—		18,450
Willoughby B. Laycock	(6)	—	—	—	—	—	—		—
Patrick F. Noonan	(7)	20,850	9,892	15,400	—	—	—		46,142
H. Gregory Platts		42,900	9,892	15,400	—	—	—		68,192
Earl A. Powell III		18,989	9,892	15,400	—	—	—		44,281
Andrew M. Saul II		26,000	9,892	15,400	—	—	—		51,292
Mark Sullivan III		26,000	9,892	15,400	—	—	—		51,292
John R. Whitmore		26,000	9,892	15,400	—	—	—		51,292

(1)	With the exception of fees paid in cash of $238,439 to nine Directors in 2018, all fees were deferred into shares of Common Stock pursuant to the Directors Plan described below.

(2)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. 200 shares of common stock were awarded, without restriction, on May 11, 2018 at a value of $49.46 per share.

(3)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. 2,500 non-qualified stock options were awarded on May 11, 2018 valued at $6.16 per option. See note 10 to the consolidated financial statements in the Company's 2018 annual report to stockholders for the assumptions used to value these awards.

(4)
Upon his resignation as President in March 2003, Mr. Caraci entered into a consulting arrangement with the Company. The arrangement, which is terminable by either party at any time, provides that Mr. Caraci shall receive $100,000 per annum for consulting services provided to the Company.

(5)	Mr. Jackson did not stand for re-election at the Company's 2018 Annual Meeting of Stockholders.

(6)	Ms. Laycock was appointed to the Board on March 14, 2019, and, as such, she did not receive any compensation as a director in 2018.

(7)	Mr. Noonan resigned from the Board effective June 20, 2018.
Deferred Compensation Plan
A Deferred Compensation and Stock Plan for Directors, which we refer to as the Directors Plan, was established by the Company, for the benefit of its directors and their beneficiaries. Before the beginning of any calendar year, a director may elect to defer all or part of his or her director’s fees to be earned in that year and the following years. At the option of the director, the fees will be deferred into a cash account, a share account or both. If the director elects to defer fees into the share account, fees earned during a calendar quarter are aggregated and divided by the Common Stock’s closing market price on the first trading day of the following quarter to determine the number of shares to be allocated to the director. When the director is eligible to receive payments from the deferred fee accounts, amounts credited to the cash account shall be paid in cash and amounts credited to the share account shall be paid by the delivery by the Company of certificates representing a like number of shares of Common Stock. For financial reporting purposes, the deferred fee shares are included in the calculation of outstanding Common Stock; however, Directors are not eligible to vote the shares until they are issued. Through February 28, 2019, of the 570,000 shares the Company has authorized under the Directors Plan, including shares issued to, and reserved for future issuance to, former directors of the Company, 242,184 shares have been issued and 110,705 shares are reserved for issuance and have been credited to the directors’ deferred fee accounts.

The following table sets forth fees deferred into shares of Common Stock by directors under the Directors Plan.

Name		Balance March 1, 2018	Shares Credited to Stock Deferred Fee Account in 2018/19	Shares Issued By Operation of Plan Terms	Balance February 28, 2019
Philip D. Caraci		24,331	1,035	—	25,366
John E. Chapoton		13,574	1,102	—	14,676
George P. Clancy, Jr.		4,829	1,008	956	4,881
Philip C. Jackson, Jr.	(1)	26,570	291	26,861	—
J. Page Lansdale		—	—	—	—
Willoughby B. Laycock	(2)	—	—	—	—
Patrick F. Noonan	(3)	42,936	906	43,842	—
H. Gregory Platts		—	—	—	—
Andrew M. Saul II		—	—	—	—
B. Francis Saul II		30,100	1,805	—	31,905
Mark Sullivan III		—	—	—	—
John R. Whitmore		—	—	—	—
Totals		142,340	6,147	71,659	76,828

(1)	Mr. Jackson did not stand for re-election at the Company's 2018 Annual Meeting of Stockholders.

(2)	Ms. Laycock was appointed to the Board on March 14, 2019, and, as such, she did not defer any fees into shares in 2018.

(3)	Mr. Noonan resigned from the Board effective June 20, 2018.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
The following list sets forth the name, age, position with the Company, present principal occupation or employment and material occupations, positions, offices or employment during the past 10 years of each executive officer who is not a director of the Company. With the exception of Joel A. Friedman and Christine N. Kearns, who joined the Company in 2009 and 2014, respectively, each listed individual has held an office with the Company since its inception in June 1993.

Name	Age	Position and Background
Christine N. Kearns	58
Executive Vice President-Chief Legal and Administrative Officer since April 2014.  Ms. Kearns is the Vice Chairman of the Board of Directors of Chevy Chase Trust Company and ASB Capital Management, LLC. Ms. Kearns is also Executive Vice President-Chief Legal and Administrative Officer of B. F. Saul Company and B. F. Saul Real Estate Investment Trust, a member of the Board of Directors of B. F. Saul Company and a Trustee of the B. F. Saul Real Estate Investment Trust. Prior to joining the Company, Ms. Kearns was a partner with the law firm Pillsbury Winthrop Shaw Pittman LLP for 20 years, most recently serving as the Managing Partner of the firm's Washington, DC office.

John F. Collich	59
Senior Vice President - Acquisitions and Development since 2011. Senior Vice President Retail Development of the Company from 2000 to 2011. Vice President - Retail Development of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company in 1993.

Joel A. Friedman	61
Senior Vice President - Chief Accounting Officer since September 2009. Vice President, Treasurer and Chief Accounting Officer of the B. F. Saul Real Estate Investment Trust, Senior Vice President and Chief Accounting Officer of the B. F. Saul Company and B. F. Saul Property Company since September 2009. Chief Financial Officer of ASB Capital Management, LLC and Chevy Chase Trust Company. Previously served in a variety of accounting positions at Chevy Chase Bank, F.S.B., from June 1983 to July 2009, at which time he served as Senior Vice President and Controller, the bank's chief accounting officer.

Christopher H. Netter	64
Senior Vice President - Leasing since 1998. Vice President - Leasing of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1987 to 1993.

Scott V. Schneider	61
Senior Vice President - Chief Financial Officer, Treasurer and Secretary since 1998. Vice President - Chief Financial Officer, Treasurer and Secretary of the Company from 1993 to 1998. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1985 to 1993.

Charles W. Sherren, Jr.	65
Senior Vice President - Management since 2000. Vice President - Management of the Company from 1993 to 2000. Vice President of the B. F. Saul Company and B. F. Saul Property Company and Assistant Vice President of the B. F. Saul Real Estate Investment Trust from 1981 to 1993.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
References in this Compensation Discussion and Analysis to “we,” “our,” “ours” and “us” refers to Saul Centers, Inc.
Compensation Philosophy. Our goal is to design and administer a compensation program to (i) attract and retain qualified officers, (ii) reward officers for superior performance in achieving our business objectives and enhancing stockholder value and (iii) provide incentives for the creation of long-term stockholder value. Historically, the key elements of executive compensation have been base salary, annual bonuses and incentive stock options. The Compensation Committee reviews and approves our policies and practices regarding executive compensation, including (a) base salary levels, (b) annual bonuses, and

(c) if applicable, long-term incentives, including awards of stock options. The Compensation Committee’s decisions regarding executive compensation are subjective and are based to a significant extent on the discretion and recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee does not attempt to establish a fixed numerical relationship between base salary, bonus and long-term incentives as components of overall compensation. We select and implement the elements of compensation for their ability to help us achieve the objectives of our compensation program, and this program is not based on any unique or preferential financial accounting or tax treatment.
Base Salary and Bonus Awards. As part of its review of base salary and bonus compensation, the Compensation Committee uses its discretion to make a subjective evaluation of the overall performance of each of the named executive officers based on its consideration of a variety of factors, including each individual’s tenure, level and scope of responsibility and performance and contribution to the achievement of our long-term goals, as well as factors relating to our overall performance and management’s recommendations regarding compensation. The Compensation Committee does not objectively measure any of the individual factors, nor does it make a determination of the actual performance of each of the named executive officers relating to each factor. No one factor is given precedence in the Compensation Committee’s analysis, although the Compensation Committee does take into account the recommendations of the Company’s Chairman and Chief Executive Officer. The Compensation Committee also considers whether the executive officers spend a portion of their time managing other related entities.
Most Recent Stockholder Advisory Vote on Executive Compensation. In May 2017, our stockholders cast an advisory vote on the Company’s executive compensation decisions and policies as disclosed in the proxy statement issued by the Company in March 2017. Approximately 98.5 percent of the shares voted on the matter were cast in support of the compensation decisions and policies as disclosed. The Compensation Committee considered this result an endorsement of the Company’s compensation policies and practices and determined that it was not necessary at this time to make any material changes to those policies and practices in response to the advisory vote. In addition, at our 2017 annual meeting of stockholders, our stockholders recommended a triennial stockholder vote on executive compensation. The Board agreed with the recommendation and, consequently, we will hold a triennial stockholder advisory vote on the compensation of our named executive officers at the 2020 annual meeting of stockholders.
Base salary determinations are generally made by the Compensation Committee annually effective as of May 1 of each year.

Name	Base Salary Beginning May 1, 2018	Base Salary Beginning May 1, 2017	Percentage Change
B. Francis Saul II
Chairman and Chief Executive Officer	$125,000	$125,000	—%
J. Page Lansdale
President and Chief Operating Officer	700,000	650,000	7.7%
Christopher H. Netter
Senior Vice President - Leasing	474,000	456,500	3.8%
Scott V. Schneider
Senior Vice President - Chief Financial Officer	474,000	456,500	3.8%
John F. Collich
Senior Vice President-Acquisitions and Development	445,000	429,000	3.7%

Bonus determinations are made by the Compensation Committee annually and are typically awarded in December of each year. Bonus awards are typically calculated as a percentage of the employee’s base salary and are determined on the basis of the recommendation of the Chairman and Chief Executive Officer and other subjective factors rather than the achievement by the executive officer of any pre-determined performance target. In December 2018, the Compensation Committee approved bonuses for the named executive officers in amounts of either 15% or 20% of the named executive officer’s base salary as provided below.

Name	Base Salary	Bonus	Bonus as a Percentage of Base Salary
B. Francis Saul II	$125,000	$25,000	20%
J. Page Lansdale	700,000	105,000	15%
Christopher H. Netter	474,000	71,100	15%
Scott V. Schneider	474,000	71,100	15%
John F. Collich	445,000	66,750	15%
The base salary and bonus paid to the Chairman and Chief Executive Officer was less than the compensation paid to other executive officers because the Compensation Committee also considered that the Chairman and Chief Executive Officer devotes a portion of his time to managing other related entities. We believe that the current base salary levels and annual bonus awards of the Company’s officers take into account the unique talents and skills of its officers.
Stock Option Grants. While not a key element in compensation, the Compensation Committee believes that the prudent use of equity incentives aligns the interests of officers with those of stockholders and promotes long-term stockholder value. The 2004 Stock Plan provides for grants of nonqualified and incentive stock options to employees, including officers. The Compensation Committee administers the plan and determines the participants who receive stock option grants, the terms of the grants, the schedule for exercisability or nonforfeitability, and the time and conditions for expiration of the grants. The Compensation Committee will continue to look at the total compensation package for each officer and the policies underlying the Company’s long-term compensation goals when granting awards under the plan. At present, the Board of Directors does not prescribe any stock ownership guidelines for our executive officers.
We do not time, nor have we ever timed, the grant of stock options in coordination with the release of material non-public information, and we have never back-dated any awards of stock options. We expect that awards to executive officers in the future will be made at regularly scheduled Compensation Committee meetings. For corporate and accounting measurement purposes, the date of grant of an award to our executive officers under the 2004 Stock Plan is the date the Compensation Committee approves the award or such later date as the Compensation Committee specifies. In addition, the fair market value for an award is established as the closing price of the stock on the date of grant.
The Compensation Committee granted 217,500 options to officers of the Company during 2018, of which 90,000 options were granted to named executive officers.
Benefits and Other Perquisites. We provide benefits to our executive officers under the B. F. Saul Company Employees 401(k) Retirement Plan (the “Tax Qualified Plan”). Our executive officers are eligible to receive, on the same basis as other employees, employer matching contributions under the Tax Qualified Plan. This allows our executive officers to save for their retirement on a tax-deferred basis through the Section 401(k) savings feature of the plan, with the Company-funded portion of these benefits based on matching the contributions of the executive officers. Additional information on these Company-funded retirement contributions can be found in the Summary Compensation Table below. We also provide benefits to our executive officers under the B. F. Saul Company Supplemental Executive Retirement Plan (the “SERP”). The SERP, which is not available to all employees, allows the executive officers and other highly compensated employees to receive benefits they would have received under the Tax Qualified Plans, but for statutory limits. We do not sponsor a defined benefit pension plan for our executive officers or any other employees. Matching contributions under the Tax Qualified Plan and the SERP made to the named executive officers for the years ended December 31, 2018, 2017 and 2016 are shown in the “Other Compensation” column of the Summary Compensation Table below. Additional information on the SERP can be found in the Nonqualified Deferred Compensation Table below.
Our executive officers are also eligible to participate, on similar terms as employees who meet applicable eligibility criteria, in the other employee benefit and welfare plans that the Company maintains, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under such plans.

We do not consider perquisites to be a principal component of our executive officers’ compensation. We believe that our executive officer benefit and perquisite programs are reasonable and competitive with benefits and perquisites provided to executive officers of other REITs, and are necessary to sustain a fully competitive executive compensation program.
Compensation Risks
The Compensation Committee believes that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company. The Compensation Committee endeavors to put in place for management incentives that cultivate a level of risk-taking behavior consistent with our business strategies. Because the bonus and other variable components of compensation are determined in large part on subjective considerations rather than formulae or other objective criteria, the Compensation Committee believes that the Company’s compensation policies do not contribute significantly to inappropriate risk-taking.
Summary Compensation Table
The following Summary Compensation Table sets forth the compensation paid to or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of its three other most highly compensated executive officers who were serving as of December 31, 2018 (“named executive officers”) for, or with respect to, the years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-Qualified Deferred Compen-sation Earnings	All Other Compen-sation	Total
					(1)		(2)	(3)
B. Francis Saul II	2018	$125,000	$25,000	—	—	—	$49,588	$60,292	$259,880
Chairman and Chief	2017	125,000	25,000	—	—	—	39,555	61,932	251,487
Executive Officer	2016	125,000	25,000	—	—	—	46,831	58,173	255,004
J. Page Lansdale	2018	682,692	105,000	—	$181,200	—	22,386	98,554	1,089,832
President and Chief	2017	632,692	97,500	—	193,800	—	14,779	96,744	1,035,515
Operating Officer	2016	582,692	90,000	—	175,800	—	13,795	89,535	951,822
Christopher H. Netter	2018	467,942	71,100	—	120,800	—	29,457	46,407	735,706
Senior Vice President-	2017	450,442	68,475	—	129,200	—	22,760	46,075	716,952
Leasing	2016	434,673	65,850	—	117,200	—	26,081	44,971	688,775
Scott V. Schneider	2018	467,942	71,100	—	120,800	—	28,174	46,407	734,423
Senior Vice President-	2017	450,442	68,475	—	129,200	—	21,719	46,075	715,911
Chief Financial Officer	2016	434,673	65,850	—	117,200	—	24,826	44,971	687,520
John F. Collich	2018	439,462	66,750	—	120,800	—	20,710	44,437	692,159
Senior Vice President-	2017	423,808	64,350	—	129,200	—	15,805	44,229	677,392
Acquisitions and Development	2016	409,220	62,100	—	117,200	—	17,867	43,215	649,602

(1)
The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See note 10 to the consolidated financial statements in the Company's 2018 annual report to shareholders for the assumptions used to value these awards.

(2)
Earnings are calculated at the last day of each month and credited to each account at an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U. S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

(3)	The following table sets forth the components of “All Other Compensation” paid to the named executive officers for 2018, 2017 and 2016.

All Other Compensation
Name	Year	Director's Compensation (a)	Tax-Qualified Plan Contribution (b)	SERP Contribution (c)		Auto Allowance	Group Term Life Insurance	Total
B. Francis Saul II	2018	$51,292	—	$9,000	(d)	—	—	$60,292
	2017	52,932	—	9,000	(d)	—	—	61,932
	2016	49,173	—	9,000	(d)	—	—	58,173
J. Page Lansdale	2018	51,292	—	47,262	(d)	—	—	98,554
	2017	52,932	—	43,812	(d)	—	—	96,744
	2016	49,173	—	40,362	(d)	—	—	89,535
Christopher H. Netter	2018	—	$16,500	15,843		$12,600	$1,464	46,407
	2017	—	16,200	14,935		12,600	2,340	46,075
	2016	—	15,900	14,131		12,600	2,340	44,971
Scott V. Schneider	2018	—	16,500	15,843		12,600	1,464	46,407
	2017	—	16,200	14,935		12,600	2,340	46,075
	2016	—	15,900	14,131		12,600	2,340	44,971
John F. Collich	2018	—	16,500	13,873		12,600	1,464	44,437
	2017	—	16,200	13,089		12,600	2,340	44,229
	2016	—	15,900	12,375		12,600	2,340	43,215

(a)
Director’s compensation for Mr. B. Francis Saul II for 2018, 2017 and 2016 includes fees of $26,000, $26,000, and $26,000, respectively, common stock awards of 200 shares in each year valued at $9,892, $11,882, and $11,548, respectively, and non-qualified stock option awards of 2,500 options in each year valued at $6.16, $6.02, and $4.65 per option, respectively. Director's compensation for Mr. Lansdale for 2018, 2017 and 2016 includes fees of $26,000, $26,000 and $26,000, respectively, a common stock award of 200 shares valued at $9,892, $11,882, and $11,548, respectively, and a non-qualified stock option award of 2,500 options in each year valued at $6.16, $6.02, and $4.65 per option, respectively. The amounts in this column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See note 10 to the consolidated financial statements in the Company’s 2018 annual report to stockholders for the assumptions used to value these awards.

(b)	Value of employer's contribution for 2018, 2017 and 2016 represents 6% of eligible compensation up to $275,000 for 2018, $270,000 for 2017 and $265,000 for 2016.

(c)	Value of employer's contribution for 2018, 2017 and 2016 represents 6% of eligible compensation in excess of $275,000 for 2018, $270,000 for 2017 and $265,000 for 2016.

(d)	Because Messrs. B. Francis Saul II and Lansdale receive compensation from other affiliated companies, all Saul Centers retirement plan contributions are made to the SERP.

Grants of Plan-Based Awards
The following plan-based awards were awarded to named executive officers pursuant to our 2004 Stock Plan during 2018.

Name	Grant Date	Number of Shares of Common Stock Awarded	Grant Date Fair Value	All Other Option Awards: Number of Shares of Common Stock Underlying Options	Exercise Price of Option Awards	Grant Date Fair Value
B. Francis Saul II (1)	5/11/2018	200	$9,892	2,500	$49.46	$15,400
J. Page Lansdale (2)	5/11/2018	200	9,892	32,500	49.46	196,600
Christopher H. Netter (3)	5/11/2018	—	—	20,000	49.46	120,800
Scott V. Schneider (3)	5/11/2018	—	—	20,000	49.46	120,800
John F. Collich (3)	5/11/2018	—	—	20,000	49.46	120,800

(1)	Awards granted to Mr. Saul II in respect of his service as director. The grant of 2,500 options vested immediately upon grant.

(2)
Mr. Lansdale received 2,500 options, which vested immediately, as compensation for his service as a director. Mr. Lansdale also received 30,000 options for his service as an officer, which vest 25% on each of the first four anniversaries of the grant date.

(3)    Options awarded to officers vest 25% on each of the first four anniversaries of the grant date.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to option awards outstanding as of December 31, 2018 for each of the named executive officers.

		Number of Securities Underlying Unexercised Options				Exercise	Expiration
Name	Grant Date	Exercisable		Unexercisable		Price	Date
B. Francis Saul II	5/8/2015	2,500	(1)	—		51.07	5/7/2025
	5/6/2016	2,500	(1)	—		57.74	5/5/2026
	5/5/2017	2,500	(1)	—		59.41	5/4/2027
	5/11/2018	2,500	(1)	—		49.46	5/10/2028

J. Page Lansdale	5/4/2012	2,500	(2)	—		39.29	5/3/2022
	5/10/2013	4,000	(2)	—		44.42	5/9/2023
	5/9/2014	30,000	(2)	—		47.03	5/8/2024
	5/8/2015	2,500	(1)	—		51.07	5/7/2025
	5/8/2015	22,500	(2)	7,500	(2)	51.07	5/7/2025
	5/6/2016	2,500	(1)	—		57.74	5/5/2026
	5/6/2016	15,000	(2)	15,000	(2)	57.74	5/5/2026
	5/5/2017	2,500	(1)	—		59.41	5/4/2027
	5/5/2017	7,500	(2)	22,500	(2)	59.41	5/4/2027
	5/11/2018	2,500	(1)	—		49.46	5/10/2028
	5/11/2018	—		30,000	(2)	49.46	5/10/2028

Christopher H. Netter	5/9/2014	20,000	(2)	—		47.03	5/8/2024
	5/8/2015	15,000	(2)	5,000	(2)	51.07	5/7/2025
	5/6/2016	10,000	(2)	10,000	(2)	57.74	5/5/2026
	5/5/2017	5,000	(2)	15,000	(2)	59.41	5/4/2027
	5/11/2018	—		20,000	(2)	49.46	5/10/2028

Scott V. Schneider	5/10/2013	8,500	(2)	—		44.42	5/9/2023
	5/9/2014	20,000	(2)	—		47.03	5/8/2024
	5/8/2015	15,000	(2)	5,000	(2)	51.07	5/7/2025
	5/6/2016	10,000	(2)	10,000	(2)	57.74	5/5/2026
	5/5/2017	5,000	(2)	15,000	(2)	59.41	5/4/2027
	5/11/2018	—		20,000	(2)	49.46	5/10/2028

John F. Collich	5/4/2012	2,545	(2)	—		39.29	5/3/2022
	5/10/2013	5,000	(2)	—		44.42	5/9/2023
	5/9/2014	10,000	(2)	—		47.03	5/8/2024
	5/8/2015	15,000	(2)	5,000	(2)	51.07	5/7/2025
	5/6/2016	10,000	(2)	10,000	(2)	57.74	5/5/2026
	5/5/2017	5,000	(2)	15,000	(2)	59.41	5/4/2027
	5/11/2018	—		20,000	(2)	49.46	5/10/2028

(1) - Director option awards vest immediately upon grant.
(2) - Executive officer option awards vest 25% on each of the first four anniversaries of the grant date.

Option Exercises and Stock Vested
The following table sets forth information concerning stock options exercised by the named executive officers during the year ended December 31, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
B. Francis Saul II	—	$—	N / A	—
J. Page Lansdale	—	—	N / A	—
Christopher H. Netter	7,500	110,925	N / A	—
Scott V. Schneider	3,500	40,250	N / A	—
John F. Collich	7,650	153,306	N / A	—
(1)   The amounts in this column represent the difference between the market value of the shares of common stock acquired on exercise of the options based on the closing price of the common stock on the date of the exercise and the option exercise price.

Equity Compensation Plan Information
The following table provides information as of December 31, 2018 regarding equity compensation plans approved by the stockholders and equity compensation plans that were not approved by the stockholders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,114,169	(2)	$52.40	—
Equity compensation plans not approved by security holders (2)	—	(3)	—	—
Total	1,114,169		$52.40	—

(1)	Consists entirely of common shares authorized for issuance under the Company’s 1993 Stock Option Plan and the Company’s 2004 Stock Plan, both of which were approved by stockholders.

(2)	Excludes 21,005 shares of Common Stock awarded upon the deferral of directors’ compensation fees under the Company’s 2004 Deferred Compensation Plan for Directors.

(3)
170,000 shares of Common Stock were awarded upon deferral of directors’ compensation fees under the Company’s prior Deferred Compensation and Stock Plan for Directors. Such shares were issued at the market value of the Common Stock on the day the deferred director’s fees were earned.

Nonqualified Deferred Compensation
The following table sets forth information concerning the participation by the named executive officers in the SERP during 2018. See “Compensation Discussion and Analysis - Benefits and Other Perquisites” on page 19 for a description of the SERP.

Name	Executive Contributions in 2018 (1)	Saul Centers, Inc. Contributions in 2018 (2)	2018 Earnings (3) (4)	Aggregate Withdrawals / Distributions	Aggregate Balance at December 31, 2018
B. Francis Saul II	$3,000	$9,000	$49,588	—	$794,953
J. Page Lansdale	15,754	47,262	22,386	—	387,997
Christopher H. Netter	5,281	15,843	29,457	—	484,805
Scott V. Schneider	5,281	15,843	28,174	—	464,398
John F. Collich	4,624	13,873	20,710	—	343,925

(1)	Executives contribute up to a maximum of 2% of eligible compensation.

(2)	Saul Centers' contribution is three times the executive officer's retirement plan contribution.

(3)
Earnings are calculated at the last day of each month and credited to each account at an amount equal to the product of (i) one-twelfth of the current “yield to worst” reported for the U. S. Corporate High Yield Bond Index and (ii) the sum of (a) the deferred compensation account balance as of the last day of the preceding month and (b) amounts deferred for the current month.

(4)	No amounts in the 2018 Earnings column represent salary or bonus that was reported in the summary compensation tables in prior years.

CEO Pay Ratio
In accordance with Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, set forth below is information about the relationship of the annual total compensation of Mr. B. Francis Saul II, our Chief Executive Officer, and the annual total compensation of our employees.
The 2018 annual total compensation of the Company’s Chief Executive Officer was $259,880. The 2018 annual total compensation of the median employee (excluding the Chief Executive Officer) was $72,534. The resulting ratio of our Chief Executive Officer’s total compensation to the total compensation of our median employee for 2018 was 3.6:1.
We determined our median employee based on our employee population as of December 31, 2018. To determine the median employee from our employee population, we compared the total cash compensation of all such employees who provided services to the Company in 2018. The compensation for employees who commenced employment with us mid-year, and who therefore, were employed by the Company for less than a full year during 2018, was annualized. Compensation provided to part-time employees was not annualized.
Certain of our employees are full-time employees of our non-subsidiary affiliates who spend a portion of their time working on Saul Centers matters, and certain full-time Saul Centers employees spend a portion of their time working for our non-subsidiary affiliates on non-Saul Centers matters. The salaries and benefits of these shared employees of these affiliates are charged to Saul Centers and the affiliates based on the percentage of time spent working for each organization. See “Certain Relationships and Transactions” on page 29. For purposes of determining our median employee, we treated these shared employees as part-time employees of Saul Centers based on the portion of their compensation attributed to Saul Centers.
After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers, as set forth in the 2018 Summary Compensation Table in this proxy statement, to compute the ratio of the Chief Executive Officer’s total pay to that of the median employee.

Executive Employment Contracts and Potential Payments upon Termination or Change in Control
The Company does not have employment or severance agreements with any of its executive officers. Therefore, the Company does not have a predetermined termination or change of control compensation plan in place for any of its named executive officers.

COMPENSATION COMMITTEE REPORT
The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.
The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2018 and the Company’s 2019 Proxy Statement. This report is provided by the following independent directors, who comprise the Committee.

Members of the Compensation Committee
H. Gregory Platts, Chairman
Philip D. Caraci
March 14, 2019

AUDIT COMMITTEE REPORT
The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company incorporates it by specific reference.
Duties, Powers and Responsibilities. The Audit Committee is governed by a charter, a copy of which is available both on the Company’s website at www.saulcenters.com and in print free of charge to any stockholder who requests it. The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act and the NYSE listing standards, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee. Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of the independent registered public accounting firm;

•	reviews with the independent registered public accounting firm the plans and results of the audit engagement;

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm;

•	reviews the independence of the independent registered public accounting firm;

•	reviews the adequacy of the Company’s internal controls over financial reporting; and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.
Review and Discussion with Management and Independent Registered Public Accounting Firm. The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2018, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s attestation of the effectiveness of the Company’s internal control over financial reporting.
The Audit Committee has also discussed with the independent registered public accounting firm those items required by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard 1301, Communication with Audit Committees, which includes among other things, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has received a written disclosure letter required by the PCAOB from the independent registered public accounting firm regarding their independence, and has discussed the independent registered public accounting firm's independence with them.

2018 and 2017 Independent Registered Public Accounting Firm Fee Summary. The Company retained Deloitte in 2018 and Ernst & Young LLP in 2017 to provide services in the following categories and amounts:

	2018	2017
Audit Fees (1)	$729,500	$796,000
Audit Related Fees (2)	—	40,500
Tax Fees	64,450	—
All Other Fees	—	—
Total Fees	$793,950	$836,500

(1)
Audit fees include the audit fee, fees incurred for attestation relating to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002, and fees for comfort letters, attest services, consents and assistance with and review of documents filed with the SEC.

(2)
Audit related fees consist of fees incurred for audit procedures related to the acquisition of operating real estate properties, fees for consultation concerning financial accounting and reporting standards, performance of agreed-upon procedures, and other audit or attest services not required by statute or regulation.

The Audit Committee has determined that the provision of audit related services by Deloitte during 2018 is compatible with maintaining Deloitte’s independence.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm. Consistent with SEC policies regarding registered public accounting firm independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.
Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the categories of services listed in the table above.
Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise necessitating engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. For the fiscal years ended December 31, 2018 and 2017, the Audit Committee pre-approved 100% of services described above in the captions Audit Related Fees, Tax Fees and All Other Fees. For the fiscal year ended December 31, 2018, less than 50% of the hours expended on Deloitte’s engagement to audit our financial statements were attributed to work performed by persons other than full-time, permanent employees of Deloitte.
Conclusion. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

George P. Clancy, Jr., Committee Chairman
Philip D. Caraci
H. Gregory Platts
February 26, 2019
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and the NYSE. Officers, directors and persons holding more than 10% of the outstanding shares of Common Stock are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 which they file.
To the best of the Company’s knowledge, based upon copies of forms furnished to it and written representations from officers, directors and 10% beneficial holders, no persons were late in filing SEC Forms 3, 4 or 5 during the year ended December 31, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise indicated, the following table sets forth certain information as of March 1, 2019, concerning shares of Common Stock beneficially owned by all persons (if any) known by the Company to own more than 5% of the Company’s outstanding Common Stock, by each director and nominee, by each named executive officer and by all directors and executive officers as a group, according to information provided to the Company by each such person. Unless otherwise noted, each person named has sole voting and sole investment power with respect to all shares beneficially owned by such person.
For purposes of this table, “beneficially owned” includes securities redeemable or exercisable for Common Stock that are currently redeemable or exercisable or that will become redeemable or exercisable within 60 days of March 1, 2019, unless otherwise indicated. As a result, the number of shares set forth below includes (i) the number of shares of Common Stock the person holds, (ii) the number of shares of Common Stock the person could receive on exercise of options for shares held by the person that are exercisable within 60 days of March 1, 2019, unless otherwise indicated, (iii) fees deferred into shares of Common Stock by directors under the Directors Plan, and (iv) solely for Mr. B. Francis Saul II, the number of shares of Common Stock Mr. B. Francis Saul II, immediate family members of Mr. B. Francis Saul II, entities and trusts controlled by Mr. B. Francis Saul II and other affiliates of Mr. B. Francis Saul II (collectively, the "Saul Organization”), could receive on conversion of certain units of limited partnership interest in the Operating Partnership. In general, these units are convertible into shares of Common Stock on a one-for-one basis provided that, in accordance with the Company’s Articles of Incorporation, the rights may not be exercised at any time that the Saul Organization beneficially owns, directly or indirectly, in the aggregate more than 39.9% of the value of the Company’s outstanding Common Stock and Preferred Stock (the “Ownership Limit”).

Name of Beneficial Owner (1)	Aggregate Number of Shares Beneficially Owned (2)		Percent of Class (2)
B. Francis Saul II	10,585,468	(3)	45.2%
Philip D. Caraci	170,135	(4)	*
John E. Chapoton	36,342	(5)	*
George P. Clancy, Jr.	24,737	(6)	*
J. Page Lansdale	97,300	(7)	*
Willoughby B. Laycock	1,675	(8)	*
H. Gregory Platts	19,400	(9)	*
Earl A. Powell III	2,700	(10)	*
Andrew M. Saul II	10,800	(11)	*
Mark Sullivan III	39,173	(12)	*
John R. Whitmore	7,700	(13)	*
Scott V. Schneider	76,158	(14)	*
Christopher H. Netter	52,361	(15)	*
John F. Collich	83,862	(16)	*
Blackrock, Inc.	2,052,894	(17)	9.0%
55 East 52nd Street, New York, NY 10055
The Vanguard Group, Inc.	1,952,498	(18)	8.6%
100 Vanguard Blvd., Malvern, PA 19355
T. Rowe Price Associates, Inc.	1,155,457	(19)	5.1%
100 E. Pratt Street, Baltimore, MD 21202
All directors and officers as a group (20 persons)	11,639,385	(20)	48.5%

(1)	Except as otherwise indicated, the address of each beneficial owner listed is c/o Saul Centers, Inc., 7501 Wisconsin Avenue, Suite 1500E, Bethesda, MD 20814-6522.

(2)
Beneficial ownership and percent of class are calculated pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended. (See page 15, Deferred Compensation Plan). * indicates ownership of less than 1%.

(3)
Includes 7,830,523 shares owned by the B. F. Saul Real Estate Investment Trust (the “Trust”), 533,756 shares owned by Dearborn LLC, 146,218 shares owned by SHLP Unit Acquisition Corp., 2,774 shares owned by Avenel Executive Park, Phase II, LLC, 362,027 shares owned by B. F. Saul Property Company, 311,019 shares owned by the B. F. Saul Company, 403,726 shares owned by Westminster Investing LLC, 35,062 shares owned by Van Ness Square Corporation, 23,014 shares owned by various family trusts for which Mr. B. Francis Saul II is either the sole trustee or sole custodian for a child, and 113,150 shares owned by Mr. B. Francis Saul II’s spouse (108,598 shares owned directly and 4,552 shares owned in the Saul Centers stock fund of her 401(k) plan). Mr. B. Francis Saul II disclaims beneficial ownership of 113,150 shares owned by his spouse. Pursuant to Rule 13d-3, the Common Stock described above is considered to be beneficially owned by Mr. B. Francis Saul II because he has or may be deemed to have sole or shared voting and/or investment power in respect thereof. Includes 10,000 shares subject to options held by Mr. B. Francis Saul II which are currently exercisable. Includes 104,850 shares directly held by a trust and attributed to Mr. B. Francis Saul II and his spouse's 401(k) retirement accounts due to the interests they hold in the trust. Mr. B. Francis Saul II and his spouse have investment, but not voting, power over such shares. Includes 645,000 of 7,839,722 units of the Partnership owned by the Trust, Dearborn LLC, SHLP Unit Acquisition Corp., B. F. Saul Property Company, Van Ness Square Corporation, Westminster Investing LLC, and Avenel Executive Park Phase II, LLC. The remaining units owned by these entities cannot be converted because conversion would cause the Saul Organization to exceed the Ownership Limit.

(4)
Includes 23,166 shares owned by Mr. Caraci’s spouse. Mr. Caraci disclaims beneficial ownership of 23,166 shares owned by his spouse. Includes 20,000 shares subject to options held by Mr. Caraci which are currently exercisable. Excludes 1,945 depositary shares each representing 1/100 of one share of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series C Depositary shares issued and outstanding.

(5)	Includes 15,000 shares subject to options held by Mr. Chapoton which are currently exercisable.

(6)	Includes 2,356 shares subject to shared voting and/or dispositive power with Mr. Clancy's spouse. Includes 17,500 shares subject to options held by Mr. Clancy which are currently exercisable.

(7)	Includes 91,500 shares subject to options held by Mr. Lansdale which are currently exercisable.

(8)
Includes 390 shares held by a trust of which Ms. Laycock is the beneficiary. Includes 285 shares owned by Ms. Laycock's spouse. Ms. Laycock disclaims beneficial ownership of the 285 shares owned by her spouse. Ms. Laycock was appointed to the Board on March 14, 2019, and, as such, all of the information disclosed in this table is accurate as of March 14, 2019.

(9)	Includes 17,500 shares subject to options held by Mr. Platts which are currently exercisable.

(10)	Includes 2,500 shares subject to options held by Mr. Powell which are currently exercisable.

(11)	Includes 10,000 shares subject to options held by Mr. A. M. Saul II which are currently exercisable.

(12)
Includes 800 shares held by a trust of which Mr. Sullivan is a co-trustee. The beneficiaries of this trust are Mr. Sullivan’s brother and his brother’s children. Mr. Sullivan disclaims beneficial ownership of the 800 shares held by this trust. Includes 25,000 shares subject to options held by Mr. Sullivan which are currently exercisable.

(13)	Includes 7,500 shares subject to options held by Mr. Whitmore which are currently exercisable.

(14)
Includes 58,500 shares subject to options which are currently exercisable and 1,213 shares owned by Mr. Schneider’s children. Includes 7,047 shares directly held by a trust and attributed to Mr. Schneider’s 401(k) retirement account due to the interest it holds in the trust. Mr. Schneider has investment, but not voting, power over such shares. Excludes 4,000 depositary shares each representing 1/100 of one share of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series C depositary shares issued and outstanding. Excludes 2,000 depositary shares each representing 1/100 of one share of 6.125% Series D Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series D depositary shares issued and outstanding.

(15)
Includes 584 shares owned by Mr. Netter’s spouse. Mr. Netter disclaims beneficial ownership of the 584 shares owned by his spouse. Includes 1,504 shares directly held by a trust and attributed to Mr. Netter’s 401(k) retirement account due to the interest it holds in the trust. Mr. Netter has investment, but not voting, power over such shares. Includes 50,000 shares subject to options which are currently exercisable.

(16)
Includes 1,909 shares owned by Mr. Collich's spouse. Mr. Collich disclaims beneficial ownership of the 1,909 shares owned by his spouse. Includes 47,545 shares subject to options which are currently exercisable. Excludes 4,024 depositary shares each representing 1/100 of one share of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series C depositary shares issued and outstanding.

(17)
This information is based on a Schedule 13G/A filed with the SEC on February 6, 2019 in which it was reported that Blackrock, Inc., in its capacity as an investment advisor, had sole power to vote, and direct the voting of 2,023,295 shares and dispose of 2,052,894 shares.

(18)
This information is based on a Schedule 13G/A filed with the SEC on February 11, 2019 in which it was reported that The Vanguard Group, Inc. had sole power to vote or direct the voting of 34,544 shares, sole power to dispose or to direct the disposition of 1,917,654 shares and shared power to dispose or to direct the disposition of 34,844 shares.

(19)
This information is based on a Schedule 13G/A filed with the SEC on February 14, 2019, in which it was reported that T. Rowe Price Associates, Inc. ("T. Rowe Price"), in its capacity as an investment advisor, had sole power to vote or direct the voting of 357,157 shares, and the sole power to dispose or to direct the disposition of 1,155,457 shares. T. Rowe Price has advised the Company that (i) these securities are owned by various individual and institutional investors which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities and (ii) for the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities.

(20)
Excludes 9,969 depositary shares, each representing 1/100 of one shares of 6.875% Series C Cumulative Redeemable Preferred Stock, representing less than 1% of the Series C depositary shares issued and outstanding. Excludes 2,000 depositary shares, each representing 1/100 of one share of 6.125% Series D Cumulative Redeemable Preferred Stock, representing less than 1.0% of the Series D depositary shares issued and outstanding. Includes 382,200 shares in a 401(k) retirement plan for which an officer, as chairman of the committee that is the plan's fiduciary, has shared voting power.

CERTAIN RELATIONSHIPS AND TRANSACTIONS
Certain relationships existing between (i) the Company and its subsidiaries, including the Operating Partnership and two subsidiary limited partnerships (the “Subsidiary Partnerships,” and collectively with the Operating Partnership, the “Partnerships”), and (ii) the Saul Organization are discussed below. Except as discussed below, the Company does not have any written policies or procedures for the review, approval or ratification of transactions with related persons.
Management of the Current Portfolio Properties. The Company and its subsidiaries entered into a Shared Services Agreement with the Saul Organization, that provides for the sharing of certain personnel and ancillary functions, such as computer hardware, software and support services, payroll services, benefits administration, in-house legal services and other direct and indirect administrative personnel. The method of determining the cost of the shared services is provided in the Shared Services Agreement and, depending on the service, is based upon head count, estimates of usage or estimates of time incurred, as applicable. The Saul Organization also subleases office space to the Company (see below for description of terms of corporate headquarters lease). The terms of all sharing arrangements, including payments related thereto, are deemed reasonable by management and are approved annually by the Audit Committee of the Company, which consists entirely of independent directors under the Company’s Articles and NYSE rules. Billings by the Saul Organization for the Company’s share of these ancillary costs and expenses, which included $779,800 of rental payments for the Company’s headquarters lease, for the year ended December 31, 2018, totaled $8.4 million. At December 31, 2018, $933,400 was owed to the Saul Organization. Although the Company believes that the amounts allocated to it for such shared services represent a fair allocation between it and the Saul Organization, the Company has not obtained a third party appraisal of the value of these services.
Related Party Rents. The Company subleases space for its corporate headquarters from a member of the Saul Organization, the building of which is owned by another member of the Saul Organization. The lease commenced in March 2002 and expires in February 2022. The Company and the Saul Organization entered into a Shared Services Agreement whereby each party pays a portion of the total rental payments based on a percentage proportionate to the number of employees employed by each party. The Company’s rent payment for the year ended December 31, 2018 was $779,800. The Audit Committee reviewed the terms of the sublease and believes it has terms comparable to what would have been obtained from a third party landlord, although bid proposals from independent third parties were not solicited when entering into the new corporate headquarters lease.
Insurance Agency. B. F. Saul Insurance, Inc., a subsidiary of the B. F. Saul Company and a member of the Saul Organization, is a general insurance agency that receives commissions and counter-signature fees in connection with the Company’s insurance program. Such commissions and fees amounted to approximately $407,900 for the year ended December 31, 2018.
Management Personnel. The Company’s Chief Executive Officer, President and Chief Operating Officer, Executive Vice President-Chief Legal and Administrative Officer and Senior Vice President-Chief Accounting Officer are also officers of various members of the Saul Organization. Although the Company believes that these officers spend sufficient management time to meet their responsibilities as its officers, the amount of management time devoted to the Company will depend on its specific circumstances at any given point in time. As a result, in a given period, these officers may spend less than a majority of their management time on the Company’s matters. Over extended periods of time, the Company believes that its Chief Executive Officer and President and Chief Operating Officer will spend less than a majority of their management time on Company matters, while the Executive Vice President-Chief Legal and Administrative Officer and Senior Vice President-Chief Accounting Officer may or may not spend less than a majority of their management time on the Company’s matters.
Exclusivity and Right of First Refusal Agreements. The Company will acquire, develop, own and manage shopping center properties and will own and manage other commercial properties subject to certain exclusivity agreements and rights of first refusal to which it is a party. The Saul Organization will continue to develop, acquire, own and manage commercial properties and own land suitable for development as, among other things, shopping centers and other commercial properties. An agreement relating to exclusivity and the right of first refusal between the Company and the Saul Organization generally requires the Saul Organization to conduct its shopping center business exclusively through the Company and to grant the Company a right of first refusal to purchase commercial properties and development sites in certain market areas that become available to the Saul Organization. The Saul Organization has granted the right of first refusal to the Company, acting through the Company’s independent directors, in order to minimize potential conflicts with respect to commercial properties and development sites. The Company and the Saul Organization have entered into this agreement in order to minimize conflicts with respect to shopping centers and certain of the Company’s commercial properties. The Company and a member of the Saul Organization have entered into an agreement, which expired on December 31, 2015, and was extended to December 31, 2016, to share, on a pro rata basis, third-party predevelopment costs related to the planning of the future development of adjacent sites in the Twinbrook area of Rockville, Maryland. On December 8, 2016, the Company entered into a replacement agreement with the Saul Trust which extended the expiration date to December 31, 2017 and provides for automatic twelve month renewals unless either party provides notice of termination.
Real Estate Purchases and Sales. From time to time, the Company may purchase from, or sell property to, members of the Saul Organization. In these instances, each party obtains independent third party appraisals of the property and the transactions are approved in advance by the Audit Committee, which is comprised solely of independent directors.
In May 2018, the Company acquired from the Trust, in exchange for 176,680 limited partnership units, approximately 13.7 acres of land located at the intersection of Ashburn Village Boulevard and Russell Branch Parkway in Ashburn, Virginia. The land is zoned for up to 115,000 square feet of retail development. The Company has received site plan approval and building permits for an approximately 88,000 square foot neighborhood shopping center. A 29,000 square foot anchor grocery store lease has been executed with Lidl and, including an executed gas station pad lease and shop space leases, overall pre-leasing totals approximately 44% of the planned space. In addition, lease negotiations are in progress for approximately 12,000 square feet of the planned pad building and small shop space. Site work commenced in November 2018, the grocer is scheduled to begin construction in the second quarter of 2019, and the shopping center is scheduled to open in early 2020. After construction of the shopping center and upon stabilization, the Company may be obligated to issue additional limited partnership units to the Trust.

OTHER MATTERS
The Board of Directors does not know of any matters to be presented at the annual meeting other than those stated above. If any other business should come before the annual meeting, the persons named in the enclosed proxy will vote thereon as they determine to be in the best interests of the Company.

PROPOSALS FOR NEXT ANNUAL MEETING
It is presently contemplated that the 2020 annual meeting of stockholders will be held in mid-May 2020. Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2020, including a proposal relating to director nominations, must be received at the Company’s office at 7501 Wisconsin Avenue, Suite 1500, Bethesda, Maryland 20814-6522, no later than November 23, 2019.
Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of the Company’s Bylaws, which are described under the section captioned “Board of Directors - Corporate Governance - Nominating and Corporate Governance Committee - Selection of Director Nominees.” As a result, assuming that our 2020 annual meeting of stockholders is held within 30 days of the anniversary of the Company’s 2019 annual meeting of stockholders, the Company must receive any proposals, including a proposal relating to director nominations, for consideration at the 2020 annual meeting of stockholders no earlier than February 3, 2020, and no later than March 4, 2020. In addition, the form of proxy that the Board of Directors will solicit in connection with the Company’s 2019 annual meeting of stockholders will confer discretionary authority to vote on any proposal received between November 23, 2019 and February 3, 2020, or after March 4, 2020.
ANNUAL REPORT
A copy of the Company’s Annual Report to Stockholders for the year ended December 31, 2018 accompanies this Proxy Statement.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
The Company makes available free of charge on its internet website, www.saulcenters.com, this 2019 Proxy Statement and the 2018 Annual Report to Stockholders, as well as its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after the reports are electronically filed with, or furnished to, the Securities and Exchange Commission. Information contained on the Company’s internet website is not part of this proxy statement.

By order of the Board of Directors

Scott V. Schneider
Senior Vice President, Chief Financial Officer, Treasurer and Secretary
March 22, 2019
Bethesda, Maryland

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Annex A

Saul Centers, Inc.
2004 Stock Plan
(as adopted by the Board of Directors and approved by the shareholders on April 23, 2004, and amended by the Board of Directors and approved by the shareholders on April 25, 2008 ~~and~~, May 10, 2013 and March 14, 2019)

SECTION 1.	PURPOSE.
The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, directors, and non-employees who have an ongoing consultant or advisor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

SECTION 2.	DEFINITIONS.
(a)Affiliate. An entity that qualifies as a Subsidiary Corporation with respect to the Company, or a “parent corporation” with respect to the Company within the meaning of Section 424(e) of the Code, whether such entity qualifies as a parent corporation or a subsidiary corporation as of the initial adoption of the plan or thereafter.
(b)Board. The Board of Directors of the Company.
(c)Code. The Internal Revenue Code of 1986, as amended from time to time.
(d)Committee. The Compensation Committee of the Board (or subcommittee thereof) or such other committee (or subcommittee thereof) as shall be appointed by the Board to administer the Plan pursuant to Section 3. The Committee shall consist solely of two (2) or more directors who are (i) “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act) for purposes of exercising administrative authority with respect to Options granted to Participants who are subject to Section 16 of the Exchange Act; (ii) to the extent required by the rules of the New York Stock Exchange or any national stock exchange or automated quotation system on which the Common Stock is then listed or quoted, “independent” within the meaning of such rules; and (iii) at such times as an Option granted under the Plan by the Company is subject to Section 162(m) of the Code (to the extent relief from the limitation of Section 162(m) of the Code is sought with respect to Options and administration of the Options by a committee of “outside directors” is required to receive such relief) “outside directors” within the meaning of Section 162(m) of the Code.
(e)Common Stock. The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.
(f)Company. Saul Centers, Inc., a Maryland corporation, and any successor thereto.
(g)Continuous Service. The Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A Participant’s Continuous Service shall not be deemed to have been interrupted or terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate or a change in the entity for which the Participant renders such service. The Participant’s Continuous Service shall be deemed to have terminated either upon actual termination or the entity for which the Participant performs service ceases to be an Affiliate. The Committee shall determine whether Continuous Service shall be considered interrupted in the case of a leave of absence approved by the Company or an Affiliate, including sick leave, military leave or any other personal leave.
(h)Disabled or Disability. Permanent and total disability, as defined in Section 22(e)(3) of the Code. A Participant shall not be considered Disabled unless the Committee determines that the Disability arose before such Participant’s termination of employment or, in the case of a director or a non-employee Participant, before the termination of the director, consulting or advisor relationship between such Participant and the Company or an Affiliate.
(i)Exchange Act. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
(j)Fair Market Value. On any given date, the current fair market value of the shares of Common Stock as determined as follows. (i) if the Common Stock is traded on New York Stock Exchange, is listed on a national securities exchange or is quoted on an automated quotation system, the closing price for the day of determination as quoted on such market or exchange which is the primary market or exchange for trading of the Common Stock or if no trading occurs on such date, the last day on which trading occurred, or such other appropriate date as determined by the Committee in its discretion, as reported in The Wall Street Journal or such other source as the Committee deems reliable; (ii) if the Common Stock is regularly

Annex A

quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and the low asked prices for the Common Stock for the day of determination; or (iii) in the absence of an established market for the Common Stock, Fair Market Value shall be determined by the Committee in good faith.
(k)Incentive Stock Option. An Option that is intended to qualify as an “incentive stock option” under Section 422 of the Code.
(l)Nonqualified Stock Option. An Option that is not an Incentive Stock Option.
(m)Operating Partnership Units. The interest held by the Saul Organization in the Saul Holdings Limited Partnership.
(n)Option. An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.
(o)Participant. An employee of the Company (including any employee who is a member of the Board) or an Affiliate, a director of the Company or an Affiliate, or any non-employee consultant or advisor (provided, such consultant or advisor is a natural person who provides bona fide services to the Company other than in connection with the offer or sale of securities in a capital-raising transaction or promotion or maintenance of a market for the Company’s securities) to the Company (including non-employee members of the Board) or an Affiliate, whose participation in the Plan is determined by the Committee to be in the best interest of the Company.
(p)Plan. The Saul Centers, Inc. 2004 Stock Plan, as amended from time to time.
(q)Saul Organization. The B.F. Saul Company and the B.F. Saul Real Estate Investment Trust ~~and Chevy Chase Bank, F.S.B.~~, as well as other affiliated entities and any successor entities.
(r)Stock Award. An award of shares of Common Stock or phantom share units described in Section 5(b) of the Plan.
(s)Subsidiary Corporation. An entity that qualifies as a “subsidiary corporation” with respect to the Company within the meaning of Section 424(f) of the Code.

SECTION 3.	ADMINISTRATION.
(a)Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option or Stock Award. Options and Stock Awards may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option or Stock Award without such holder’s consent.
(b)Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.
(c)Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option or Stock Award awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.
(d)Fractional Shares. The Company shall not be required to issue fractional shares pursuant to the Plan. The Committee may provide for elimination of fractional shares or the settlement of such fraction shares in cash.
(e)No Repricing of Options. The Committee may not without the approval of the stockholders of the Company lower the exercise price of an outstanding Option, whether by amending the exercise price of the outstanding Option or through cancellation of the outstanding Option and issuance of a replacement or substitute Option; provided that stockholder approval shall not be required for adjustments made in connection with an event described in Section 8 in order to prevent enlargement, dilution or diminishment of rights.

Annex A

SECTION 4.	COMMON STOCK SUBJECT TO PLAN.
The aggregate shares of Common Stock that may be issued under the Plan shall not exceed ~~2,200,000~~3,400,000, subject to adjustment in accordance with Section 8. Common Stock issued under the Plan may be shares of authorized and unissued Common Stock or previously issued Common Stock reacquired by the Company.
In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option or Stock Award granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option or Stock Award may be used again for new grants of Options or Stock Awards hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(e) shall be added to the aggregate shares of Common Stock available for issuance.
Notwithstanding any other provision of the Plan, during any single calendar year, no Participant shall be granted Options which permit such Participant to purchase more than 100,000 shares of Common Stock, subject to adjustment in accordance with Section 8. In no event shall the number of shares issued upon the exercise of Incentive Stock Options exceed 2,000,000, subject to adjustment in accordance with Section 8.

SECTION 5.	ELIGIBILITY.
(a)Options. Options may be granted under the Plan to any Participants. The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.
Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company or an Affiliate.
Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who become employees of the Company or a Subsidiary Corporation as a result of a merger or consolidation of the employing corporation with the Company or a Subsidiary Corporation, the acquisition by the Company or a Subsidiary Corporation of the employing corporation, the acquisition by the Company or a Subsidiary Corporation of the assets of the employing corporation, or the acquisition by the Company or a Subsidiary Corporation of at least fifty percent (50%) of the issued and outstanding stock of the employing corporation as the result of which it becomes a Subsidiary Corporation of the Company. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are Incentive Stock Options, no such variation shall be such as to affect the status of any such substitute option as an “incentive stock option” under Section 422 of the Code.
(b)Stock Awards. Stock Awards may be granted under the Plan only to directors of the Company. A Stock Award may be in the form of either (i) shares of Common Stock, or (ii) phantom stock, each share of which is equivalent in value to a share of Common Stock. The Committee shall have absolute discretion to determine the terms and conditions of Stock Awards, including but not limited to, any restrictions on the shares of Common Stock issued pursuant to a Stock Award and the terms of any agreement evidencing a Stock Award. The Committee in its discretion may establish a deferred compensation program under which fees payable by the Company to directors may be deferred in the form of a Stock Award.

SECTION 6.	TERMS AND CONDITIONS OF OPTIONS.
Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

Annex A

(a)Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted, which shall not exceed ten (10) years from the date of grant, and shall provide that the Option shall expire at the end of such period.
(b)Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.
(c)Vesting of Options. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of or continuing services for the Company and/or an Affiliate for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(d), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.
(d)Exercise. An Option, if exercisable, shall be exercised by completion, execution and delivery of notice (written or electronic) to the Company of exercise of the Option which states (i) the Participant’s intent to exercise the Option, (ii) the number of shares of Common Stock with respect to which the Option is being exercised, (iii) such other representations and agreements as may be required by the Company and (iv) the method for satisfying any applicable tax withholding as provided in Section 11(e). Such notice of exercise shall be provided on such form or by such method as the Committee may designate, and payment of the exercise price shall be made in accordance with Section 6(e). Subject to the provisions of the Plan and the applicable Option agreement, an Option may be exercised to the extent vested in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Option agreement with respect to the remaining shares subject to the Option. An Option may not be exercised with respect to fractional shares of Common Stock.
(e)Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option provided that such previously-acquired shares have been held by the Participant for at least six months, unless the Committee in its discretion permits the use of shares held less than six months, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price, provided that the Participant attests in a manner acceptable to the Committee that he or she holds previously-acquired shares equal in number to the number of shares withheld by the Company and has held such previously-acquired shares for at least six months, or (iv) if the Common Stock is traded on an established securities market, the Committee may approve payment of the exercise price by a broker-dealer or by the Participant with cash advanced by the broker-dealer if the exercise notice is accompanied by the Participant’s written irrevocable instructions to deliver the Common Stock acquired upon exercise of the Option to the broker-dealer, or (v) by a combination of (i), (ii), (iii), and (iv), in the discretion of the Committee.
(f)Other Rules Applicable to Incentive Stock Options. No Option that is intended to be an Incentive Stock Option shall be invalid for failure to qualify as an Incentive Stock Option.
(i)Grant Period. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan, as amended, is adopted or the date the Plan, as amended, is approved by the stockholders of the Company, whichever is earlier.
(ii)Ten Percent Owner. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Affiliate that qualifies as a “parent corporation” or “subsidiary corporation” under Sections 424(e) and 424(f) of the Code, then the exercise price per share shall in no instance be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.
(iii)Value of Shares. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.
(iv)Transfer of Incentive Stock Option Shares. Upon exercise of an Incentive Stock Option, Participant agrees that he or she will notify the Company within fifteen (15) days after the date of any disposition of Common Stock issued upon exercise of such Option that occurs within two (2) years after the date of grant of the Option or within one (1) year after such Common Stock is transferred upon exercise of the Option. The Company may require that certificates

Annex A

evidencing shares of Common Stock purchased upon exercise of an Incentive Stock Option be endorsed with a legend in substantially the following form:
The shares evidenced by this certificate may not be sold or transferred prior to ________________ in the absence of a written statement from Saul Centers, Inc. to the effect that the Company is aware of the fact of such sale or transfer.
The blank contained in such legend shall be filled in with the date that is the later of (i) one (1) year and one (1) day after the date of exercise of such Incentive Stock Option or (ii) two (2) years and one (1) day after the date of grant of such Incentive Stock Option. Upon delivery to the Company, at its principal executive office, of a written statement to the effect that such shares have been sold or transferred prior to such date, the Company does hereby agree to promptly deliver to the transfer agent for such shares a written statement to the effect that the Company is aware of the fact of such sale or transfer. The Company may also require the inclusion of any additional legend which may be necessary or appropriate.

SECTION 7.	TREATMENT OF OPTIONS UPON TERMINATION.
(a)Termination due to Disability or Death. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon termination of the Participant’s Continuous Service by reason of Disability or death, such Participant’s Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.
(b)Termination Other than For Cause. Except as otherwise determined by the Committee in its sole discretion and set forth in the relevant grant agreement, upon termination of the Participant’s Continuous Service for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant’s Options (to the extent vested before such termination) may be exercised by such Participant during the ninety-day period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such ninety-day period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable before death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options.
(c)Termination for Cause. Upon termination of a Participant’s Continuous Service for Cause, the Participant’s right to exercise his or her Options shall terminate immediately and without notice. For purposes of this provision, Cause shall mean:
(i)The commission of an action against or in derogation of the interests of the Company or an Affiliate which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;
(ii)A material breach of any material duty or obligation imposed upon the Participant by the Company or an Affiliate;
(iii)Divulging the Company or an Affiliate’s confidential information; or
(iv)The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate so as to constitute substantial cause for termination.
Notwithstanding the foregoing, if a Participant performs services for the Company or an Affiliate pursuant to a written agreement and such agreement defines “cause” for purposes of the Company or Affiliate’s right to terminate such agreement for “cause,” then such definition of “cause” set forth in the agreement shall apply for purposes of the Plan.

SECTION 8.	ADJUSTMENT PROVISIONS.
In the event of a recapitalization, reclassification or combination of shares, stock split, stock dividend, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options and/or Stock Awards, and (c) the appropriate Fair Market Value and other price determinations applicable to Options and/or Stock Awards. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.
The existence of outstanding Options and/or Stock Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issuance of bonds,

Annex A

debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

SECTION 9.	EFFECTIVE DATE AND TERM OF PLAN.
The Plan became effective on April 23, 2004, pursuant to its adoption by the Board of Directors and approval by stockholders of the Company holding a majority of the shares entitled to vote thereon. Unless previously terminated, the Plan will terminate ten (10) years after the earlier of (i) the date the Plan as herein amended is adopted by the Board, or (ii) the date the Plan as herein amended is approved by the stockholders, except that Options and/or Stock Awards that are granted under the Plan before its termination will continue to be administered under the terms of the Plan until the Options terminate or are exercised or the Stock Awards terminate or fully vest and are settled.

SECTION 10.	CHANGE IN CONTROL.
(a)Effect of a Change in Control. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, in the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.
(b)Definition of Change in Control. “Change in Control” shall mean the occurrence of any of the following events:
(i)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the “Outstanding Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); excluding, however, the following: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, B. Francis Saul II, members of the Company’s management, or any combination thereof, (III) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (IV) any acquisition by any Person pursuant to a transaction which complies with subsections 10(b)(iii)(A), (B) and (C) of the Plan, (V) any acquisition by the Saul Organization as a result of a conversion by the Saul Organization of all or any portion of its Operating Partnership Units to shares of Common Stock, (VI) any acquisition by affiliates of the Saul Organization, or (VII) any acquisition pursuant to a transaction described in Section 10(b)(v) of the Plan.
(ii)A change in the composition of the Board such that the individuals who, as of the effective date of the Plan, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 10, that any individual who becomes a member of the Board subsequent to such effective date, whose election, or nomination for election, by the Company’s shareholders was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board;
(iii)The approval by shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such

Annex A

Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed with respect to the Company prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction;
(iv)The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.
(v)Notwithstanding the preceding, a Change in Control will not result from a transfer of the Outstanding Common Stock by a person who is the beneficial owner, directly or indirectly, of 20% or more of the outstanding Common Stock of the Company (a “Twenty Percent Owner”) to (I) a member of such Twenty Percent Owner’s immediate family (within the meaning of Rule 16a-1(e) of the Exchange Act) either during such Twenty Percent Owner’s lifetime or by will or the laws of descent and distribution; (II) any trust to which the Twenty Percent Owner or a member of his immediate family (within the meaning of Rule 16(a)-1(e) of the Exchange Act) is the beneficiary; (III) any trust to which the Twenty Percent Owner is the settlor with sole power to revoke; or (IV) any charitable trust, foundation or corporation under Section 501(c)(3) of the Code which is funded by the Twenty Percent Owner.
(vi)Notwithstanding the preceding, a Change in Control will not result from (A) the pledge of the Operation Partnership Units held by the Saul Organization or (B) the foreclosure on such Operating Partnership Units by a creditor of the Saul Organization if the creditor does not convert the Operating Partnership Units to shares of Common Stock of the Company.
(c)Cancellation of Options upon Merger. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised Options remain outstanding under the Plan, unless provisions are made in connection with such transaction for the continuance of the Plan and/or the assumption or substitution of such Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with the appropriate adjustments as to the number and kind of shares and prices, then all outstanding Options shall be cancelled as of the effective date of any such merger, consolidation or sale provided that (i) notice of such cancellation shall be given to each Participant and (ii) each Participant shall have the right to exercise such Option in full (without regard to vesting or other limitations on exercise imposed on such Option) during the thirty day period preceding the effective date of such merger, consolidation, liquidation, or sale (the “Corporate Event”). Notwithstanding the foregoing, if no provisions are made for the continuance, assumption or substitution of Options and if exercise of any then-outstanding Options during the thirty day period preceding the effective date of the Corporate Event would not be in conformity with all applicable federal securities laws, the Participant will be paid a cash amount equal to the difference between the Fair Market Value of the shares of Common Stock subject to the Option as of the Corporate Event and the exercise price of the Option, or if in the opinion of counsel to the Company the immediate exercisability of such Options (or cash payment), when taken into consideration with all other “parachute payments” within the meaning of Section 280G of the Code, would result in an “excess parachute payment” as defined in such section of the Code, such Option shall not become immediately exercisable and shall be cancelled as of the effective date of the Corporate Event, except and to the extent that the Committee in its discretion shall otherwise determine.

SECTION 11.	GENERAL PROVISIONS.
(a)Employment. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate, to continue service as a director or consultant for the Company or an Affiliate, or shall affect the right of the Company or an Affiliate to terminate the employment or services of any Participant with or without cause.
(b)Legality of Issuance of Shares. No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges or quotation systems on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued pursuant to a Stock Award or the exercise of an Option may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under the Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters. The Company may, but shall in no event be obligated to, register any securities covered by this Plan pursuant to the Securities Act of 1933, as amended.

Annex A

(c)Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.
(d)Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Maryland.
(e)Withholding of Taxes. The Company or Affiliate shall withhold, or allow a Participant to remit to the Company or Affiliate, any federal, state or local taxes required by law to be withheld with respect to any event giving rise to tax liability with respect to an Option or Stock Award. In order to satisfy all or any portion of such tax liability, a Participant may elect (i) to surrender Common Stock previously acquired by the Participant, (ii) to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, provided that the number of shares of such withheld or surrendered Common Stock shall not be greater than the amount that is necessary to satisfy the minimum withholding obligation of the Company that arises with respect to the Option, (iii) have funds withheld from payments of wages, salary or other cash compensation due the Participant or (iv) pay the Company or Affiliate in cash. Notwithstanding the preceding sentence, the Committee may adopt a default rule with respect to the payment of taxes described in this section, in which case the Participant shall have no election right with respect to the form of the payment.
(f)Transferability of Awards. Except as otherwise determined by the Committee in its sole discretion, and set forth in the relevant grant agreement, Options and Stock Awards shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution. During a Participant’s lifetime, Options shall be exercisable only by the Participant or the Participant’s agent, attorney-in-fact or guardian, or by a transferee permitted by the relevant grant agreement. Incentive Stock Options shall be nonassignable and nontransferable by the Participant other than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s agent, attorney-in-fact or guardian.
(g)Compliance with Securities Laws. The Committee may require that a Participant, as a condition to exercise of an Option or the grant or settlement of a Stock Award, execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which the Participant represents and warrants that the shares are being acquired for such person’s own account, for investment only and not with a view to the resale or distribution thereof. The Participant shall, at the request of the Committee, be required to represent and warrant in writing that any subsequent resale or distribution of shares of Common Stock by the Participant shall be made only pursuant to either (i) a registration statement on an appropriate form under the Securities Act of 1933, which registration statement has become effective and is current with regard to the shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act of 1933, but in claiming such exemption the Participant shall, before any offer of sale or sale of such shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto.
(h)Clawback. Notwithstanding any other provisions in this Plan, any award granted under the Plan which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

SECTION 12.	AMENDMENT OR DISCONTINUANCE OF THE PLAN.
The Board may amend or terminate the Plan from time to time; provided, however, that with respect to any amendment that (i) increases the aggregate number of shares of Common Stock that may be issued under the Plan, (ii) changes the class of employees eligible to receive Incentive Stock Options or (iii) stockholder approval is required by the terms of any applicable law, regulation, or rule, including, without limitation, any rule of the New York Stock Exchange, or any national securities exchange or automated quotation system on which the Common Stock is publicly traded or quoted, each such amendment shall be subject to the approval of the stockholders of the Company within twelve (12) months of the date such amendment is adopted by the Board. Except as specifically permitted by a provision of the Plan, the applicable Option agreement or Stock Award agreement, or as required to comply with applicable law, regulation or rule, no amendment to the Plan or an Option or Stock Award agreement shall, without a Participant’s consent, adversely affect any rights of such Participant under any Option or Stock Award outstanding at the time such amendment is made; provided, however, that an amendment that may cause an Incentive Stock Option to become a Nonqualified Stock Option, and any amendment that is required to comply with the rules applicable to Incentive Stock Options, shall not be treated as adversely affecting the rights of the Participant.

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7501 Wisconsin Avenue, Suite 1500E
Bethesda, Maryland 20814-6522

The Annual Meeting of Stockholders
will be held at 11:00 a.m., local time,
on May 3, 2019, at the
Hyatt Regency Bethesda,
One Bethesda Metro Center,
Bethesda, MD
(at the southwest corner of
Wisconsin Avenue and
Old Georgetown Road
intersection, adjacent to the Bethesda
station on the Metro Red Line)

SAUL CENTERS, INC.
A Proxy for Annual Meeting of Stockholders
May 3, 2019
This Proxy is solicited by the Board of Directors

The undersigned hereby appoints B. Francis Saul II and J. Page Lansdale, and each of them, as proxies, with full power of substitution in each, to vote all shares of the common stock of Saul Centers, Inc. (the “Company”) which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on
May 3, 2019 at 11:00 a.m. local time, and at any adjournment thereof, on all matters set forth in the Notice of Meeting and Proxy Statement, dated March 22, 2019, a copy of which has been received by the undersigned as follows:
This Proxy will be voted as directed or, if no directions
given, will be voted “for” the matters stated.

(Continued, and to be marked, dated and signed, on the other side)
PROXY
This Proxy will be voted as directed, or if no direction is indicated, will be voted “FOR” the proposals. This Proxy is solicited on behalf of the Board of Directors.
 ☐  FOR             ☐  AGAINST            ☐  ABSTAIN
Please mark your votes like this ☒

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

1.
Election of four directors to serve until the annual meeting of stockholders in 2022:
(To withhold authority to vote for any individual nominee,
strike a line through that nominee’s name in the list below)
1 - George P. Clancy, Jr. 3 - Andrew M. Saul II
2 - J. Page Lansdale

☐  FOR             ☐  WITHHOLD AUTHORITY

2.	Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2019 ☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Amendment of 2004 Stock Plan ☐ FOR ☐ AGAINST ☐ ABSTAIN

The proxy holder shall also be empowered to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signature:    ____________________________    Signature:    __________________________    Date:___________

Title:    ____________________________

NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.